Exhibit 2.8

Dated 12 May 2006

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

ROYAL & SUN ALLIANCE INSURANCE PLC

and

CITICORP TRUSTEE COMPANY LIMITED

TRUST DEED

constituting

£ 375,000,000

6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities of Royal & Sun Alliance Insurance Group plc

guaranteed on a subordinated basis by

ROYAL & SUN ALLIANCE INSURANCE PLC

Linklaters

Ref: KJT/JMC

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This Trust Deed is made on 12 May 2006 between:

(1)	ROYAL & SUN ALLIANCE INSURANCE GROUP PLC (the “Issuer”) and
(2)	ROYAL & SUN ALLIANCE INSURANCE PLC (the “Guarantor”) and
(3)	CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).
(A)

The Issuer, incorporated in England and Wales, has authorised the issue of £375,000,000 6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities to be constituted by this Trust Deed and the Guarantor, incorporated in England and Wales, has authorised the giving of a subordinated guarantee in respect of such Notes.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation
1.1	Definitions: The following expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, as altered from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Paying Agents or altering any such agreements

“Auditors” means the independent auditors for the time being of the Issuer or, in relation to Clause 5.2 the Guarantor, or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of this Trust Deed, such other firm of accountants or such financial advisers of recognised standing as may be nominated by the Issuer, or in relation to Clause 5.2 the Guarantor and approved by the Trustee or, failing such nomination and/or approval, nominated by the Trustee for the purposes of this Trust Deed

“Authorised Signatory” means any person who (i) is a Director or the Secretary of the Issuer or the Guarantor (as the case may be) or (ii) has been notified by the Issuer or the Guarantor (as the case may be) in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the Guarantor (as the case may be) for the purposes of this Trust Deed and the Notes

“Capital Securities Default” has the meaning given to it in the Conditions

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme

“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Notes represented by a Global Note, as modified by the provisions of such Global Note. Any reference to a particularly numbered Condition shall be construed accordingly

“Couponholder” means the bearer of a Coupon

“Coupon” means the bearer coupons relating to the Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions

“Deferred Interest” has the meaning given to it in Condition 4(b)

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System

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“Event of Default” means a Capital Securities Default and/or any default as described in Condition 9

“Extraordinary Resolution” has the meaning set out in Schedule 3

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom

“Further Notes” means any Notes of the Issuer constituted by a deed supplemental to this Trust Deed pursuant to Clause 18 and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Further Notes issued pursuant to Condition 14

“Global Note” means the permanent global note which will represent the Notes, or some of them, after exchange of each Temporary Global Note, or a portion of it, substantially in the form set out in Part 2 of Schedule 2

“Guarantee” means the guarantee (on a subordinated basis) and indemnity of the Guarantor in Clause 5

“Market” means the London Stock Exchange plc’s Gilt-Edged and Fixed Interest Market

“Notes” means bearer notes substantially in the form set out in Part 1 of Schedule 1 comprising the £375,000,000 6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Notes issued pursuant to the Conditions and (except for the purposes of Clause 3.1) the Temporary Global Note and the Global Note

“Noteholder” means the bearer of a Note

“outstanding” means, in relation to the Notes, all the relevant Notes issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Notes and/or Coupons, as the case may be, (c) those which have become void, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, and (g) the Temporary Global Note to the extent that it shall have been exchanged for the Global Note pursuant to its provisions and the Global Note to the extent that it shall have been exchanged for definitive Notes pursuant to its provisions; provided that (A) for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Conditions 9 and 13 and Schedule 3 and (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders, those Notes which are beneficially held by or on behalf of the Issuer, the Guarantor or any of their Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding and (B) for the purpose of the exception under (a) above, Notes shall be deemed “outstanding” notwithstanding the proviso to Condition 2(b)(ii)(1)

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“Paying Agents” means the financial institutions (including the Principal Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices

“Potential Event of Default” means an event or circumstance which would with the giving of notice, lapse of time and/or issue of a certificate become an Event of Default

“Principal Paying Agent” means the financial institution named as such in the Conditions or any Successor Principal Paying Agent

“Senior Creditors” has the meaning given to it in Condition 21

“Solvency Condition” has the meaning given to it in Condition 2(c)

“specified office” means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Noteholders pursuant to Clause 7.10

“Subsidiary” means a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 of the United Kingdom

“Successor” means, in relation to the Paying Agents, such other or further person as may from time to time be appointed by the Issuer and the Guarantor as a Paying Agent with the written approval of, and on terms approved in writing by, the Trustee (each such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Noteholders pursuant to Clause 7.10

“successor in business” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of the Issuer or, as the case may be, the Guarantor or of a successor in business of the Issuer or, as the case may be, the Guarantor or (b) an entity into which the Issuer or, as the case may be, the Guarantor or a successor in business of the Issuer or, as the case may be, the Guarantor is amalgamated, merged or reconstructed in circumstances where the Issuer or, as the case may be, the Guarantor or such successor in business is itself not the continuing company

“Talons” means the Talons relating to the Notes and exchangeable for further Coupons relating to the Notes and includes any replacement Talons issued pursuant to the Conditions

“Temporary Global Note” means the temporary global note which will represent the Notes on issue substantially in the form set out in Part 1 of Schedule 2

“this Trust Deed” means this Trust Deed and the Schedules hereto (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:
1.2.1	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof
1.2.2	“£”, “pounds”, “sterling”, “pence”, “penny”, and “p” mean the lawful currency for the time being of the United Kingdom and

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1.2.3

an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.
1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.
1.5	Definitions in the Conditions: Terms defined in the Conditions have the same meanings when used herein unless otherwise defined herein.

1.6

1.6.1	Words denoting the singular number only shall include the plural number also and vice versa.
1.6.2	Words denoting one gender only shall include the other gender.
1.6.3	Words denoting persons only shall include firms and corporations and vice versa.
1.6.4

All references in this Trust Deed to principal, and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under this Trust Deed or under the Notes shall be deemed to include a reference to any Additional Amounts which may be payable under Condition 10 and references in the Trust Deed to interest in respect of the Notes shall, where the context requires, include Deferred Interest.

1.6.5

All references in this Trust Deed to any provision of any statute shall (unless otherwise stated) be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

1.6.6	Unless otherwise expressly stated or the context otherwise requires, words or expressions contained in this Trust Deed shall bear the same meanings as in the Companies Act 1985 of the United Kingdom.
1.7

Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

1.8

Clearing Systems: Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include a reference to any additional or alternate clearing system approved by the Trustee.

2	Amount and Status of the Notes and Covenant to Pay
2.1	Amount of the Notes: The aggregate principal amount of the Notes is limited to £375,000,000.
2.2

Covenant to pay: The Issuer will (subject to the Conditions and Clause 2.3) on any date when any Notes become due to be redeemed unconditionally pay to or to the order of the Trustee in sterling in London in same day funds the principal amount of the Notes becoming due for redemption on that date and will (subject to the Conditions and Clause 2.3) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Notes outstanding as set out in the Conditions (subject to Clause 2.6) provided that (1) payment of any sum due in respect of the Notes made to the

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Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions and (2) a payment made after the due date or following an Event of Default will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 7.8), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Noteholders and Couponholders.

2.3

Subordination: Notwithstanding the covenant of the Issuer given in Clause 2.2, the rights and claims of the Trustee, the Noteholders and Couponholders against the Issuer under the Notes in respect of the principal amounts due and payable on redemption and any Deferred Interest and Coupon Payments and any other sum payable in respect of or arising under the Notes and this Trust Deed are subject to Condition 2(c) and subordinated on a winding-up of the Issuer as provided in Condition 3(a).

This subordination of the claims of the Trustee, the Noteholders and the Couponholders shall not affect any liability of the Issuer to the Trustee in its personal capacity (in relation to sums due to it or claimed by it under Clause 8) and in such capacity the Trustee shall rank as a Senior Creditor of the Issuer.

The Issuer may at any time and shall whenever requested by the Trustee procure that two Directors of the Issuer or (if the Issuer is being wound-up or in administration) the administrator or liquidator of the Issuer shall give a report in writing as to whether or not the Issuer does or would satisfy the Solvency Condition for the purposes of Condition 2(c) and, in the absence of manifest or proven error any such report shall be treated and accepted by the Issuer, the Trustee, the Noteholders and the Couponholders as correct and sufficient evidence of such fact. In the absence of any such report to the contrary, it shall for the purposes of this Trust Deed be assumed (unless the contrary is proved prior to the date of payment or, for the purposes of the proviso to Clause 6.1, within 30 days after receipt by the Trustee of any moneys in respect of the Notes and the Coupons) that the Issuer does and will after any payment under this Trust Deed satisfy the Solvency Condition for such purpose. Where the Issuer is not in winding-up, in the event of the delivery of a report of two Directors that the Issuer does not satisfy the Solvency Condition the Issuer shall use all reasonable endeavours to procure that the Auditors shall, within 30 days of the date of such report of two Directors, provide a report of the Auditors as to whether or not the Issuer does satisfy the Solvency Condition and such report of the Auditors shall, if it is to the effect that the Issuer does satisfy the Solvency Condition, supersede the report of two Directors for all purposes of this Trust Deed and the Conditions and in the absence of manifest or proven error any such report of the Auditors shall be treated and accepted by the Issuer, the Trustee, the Noteholders and the Couponholders as correct and sufficient evidence thereof.

2.4

Discharge: Subject to Clause 2.5, any payment to be made in respect of the Notes or the Coupons (including Deferred Interest) by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.5) to that extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.5	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

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2.5.1	by notice in writing to the Issuer, the Guarantor and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:
(i)

to act as Paying Agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes and Coupons and all moneys, documents and records held by them in respect of Notes and Coupons to the order of the Trustee or

(ii)	to deliver all Notes, Coupons and Talons and all moneys, documents and records held by them in respect of the Notes, Coupons and Talons to the Trustee or as the Trustee directs in such notice and
2.5.2

by notice in writing to the Issuer and the Guarantor require them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent.

2.6

Rate of Interest after a Default: If the Notes become immediately due and repayable under the Conditions after the First Reset Date, the Floating Coupon Rate payable in respect of them will continue to be calculated by the Agent Bank in accordance with the Conditions (with consequential amendments as necessary) except that the Floating Coupon Rate need not be published unless the Trustee otherwise requires. The first Coupon Period in respect of which the Floating Coupon Rate shall be so calculable will commence on the expiry of the Coupon Period during which the Notes become so due and repayable.

2.7

Set-off: Subject to applicable law, no Noteholder or Couponholder may exercise, claim or plead any right of set-off, counter claim or retention in respect of any amount owed to it by the Issuer arising under or in connection with the Notes or the Coupons and each Noteholder and Couponholder shall, by virtue of being the bearer of or his holding of any Note or Coupon, be deemed to have waived all such rights of set-off, counter claim or retention and the Trustee shall, on behalf of such Noteholders and Couponholders be deemed to have waived any such right of set-off or counterclaim.

3	Form of the Notes
3.1

The Global Notes: The Notes will initially be represented by a Temporary Global Note in the principal amount of £375,000,000. The Temporary Global Note will be delivered to and registered in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. Interests in the Temporary Global Note will be exchangeable for interests in the Global Note as set out in the Temporary Global Note. The Global Note will be exchangeable for definitive Notes as set out in the Global Note.

3.2

The Definitive Notes: The definitive Notes, the Coupons and the Talons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 1. The Notes will be endorsed with the Conditions.

3.3

Signature: The Notes, the Coupons and the Talons will be signed manually or in facsimile by an Authorised Signatory of the Issuer and the Notes will be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date

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of this Trust Deed is such an Authorised Signatory even if at the time of issue of any Notes or Coupons or Talons he may have ceased for any reason to be an Authorised Signatory. Notes and Coupons so executed and, in the case of the Notes, authenticated will be binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes
4.1

Stamp Duties: The Issuer (failing whom, the Guarantor) will pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in Belgium, Luxembourg or the United Kingdom in respect of the creation, issue and offering of the Notes and the Coupons and the execution or delivery of this Trust Deed. The Issuer (failing whom, the Guarantor) will also indemnify the Trustee, the Noteholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, where entitled to do so under this Trust Deed, the Noteholders or the Couponholders to enforce the Issuer’s or the Guarantor’s obligations under this Trust Deed, the Notes or the Coupons.

4.2

Change of Taxing Jurisdiction: If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Issuer or, as the case may be, the Guarantor will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 10 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor has become so subject. In such event this Trust Deed, the Notes and the Coupons will be read accordingly.

5	Guarantee and Indemnity
5.1

Guarantee: Subject to the provisions of Conditions 2(b) (other than the proviso to Condition 2(b)(ii)(1)) and 2(c) and Clause 5.2 hereof, the Guarantor irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed, the Notes or the Coupons by the time and on the date specified herein or in the Conditions for such payment, the Guarantor will pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 8, in London in sterling in immediately available funds) before close of business on that date in the city to which payment is so to be made pursuant to Clause 2.2. Clause 2.2.(1) and 2.2.(2) will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 8. All payments under the Guarantee by the Guarantor will be made subject to Condition 10 and Clause 4.2.

5.2

Subordination: Notwithstanding the guarantee of the Guarantor given in Clause 5.1 and its indemnity given in Clause 5.9, the rights and claims of the Trustee, the Noteholders and Couponholders against the Guarantor under the Guarantee are subject to Condition 2(c) and subordinated in a winding-up of the Guarantor as provided in Condition 3(b).

This subordination of the claims of the Trustee, the Noteholders and the Couponholders shall not affect any liability of the Guarantor to the Trustee in its personal capacity (in relation to sums due to it or claimed by it under Clause 8) and in such capacity the Trustee shall rank as a Senior Creditor of the Guarantor.

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The Guarantor may at any time and shall whenever requested by the Trustee procure that two Directors of the Guarantor or (if the Guarantor is being wound-up or in administration) the administrator or liquidator of the Guarantor shall give a report in writing as to whether or not the Guarantor does or would satisfy the Solvency Condition for the purposes of Condition 2(c) and, in the absence of manifest or proven error any such report shall be treated and accepted by the Guarantor, the Trustee, the Noteholders and the Couponholders as correct and sufficient evidence of such fact. In the absence of any such report to the contrary, it shall for the purposes of this Trust Deed be assumed (unless the contrary is proved prior to the date of payment or, for the purposes of the proviso to Clause 6.1, within 30 days after receipt by the Trustee of any moneys in respect of the Notes and the Coupons) that the Guarantor does and will after any payment under this Trust Deed satisfy the Solvency Condition for such purposes. Where the Guarantor is not in winding-up, in the event of the delivery of a report of two Directors that the Guarantor does not satisfy the Solvency Condition the Guarantor shall use all reasonable endeavours to procure that the Auditors shall, within 30 days of the date of such report of two Directors, provide a report of the Auditors as to whether or not the Guarantor does satisfy the Solvency Condition and such report of the Auditors shall, if it is to the effect that the Guarantor satisfies the Solvency Condition, supersede the report of two Directors for all purposes of this Trust Deed and the Conditions and in the absence of manifest or proven error any such report of the Auditors shall be treated and accepted by the Guarantor, the Trustee, the Noteholders and the Couponholders as correct and sufficient evidence thereof.

5.3

Guarantor as Principal Debtor: As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, subject to the provisions of Condition 2(b) (other than the proviso to Condition 2(b)(ii)(1)) the Guarantor will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Notes or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Notes or the Coupons or any of the Issuer’s obligations under any of them).

5.4

Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Notes or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

5.5	Exercise of Guarantor’s Rights: So long as any sum remains payable under this Trust Deed, the Notes or the Coupons:
5.5.1	any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any

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security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve and

5.5.2

any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 6.1.

If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under this Trust Deed shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under this Trust Deed in accordance with Clause 6.

Notwithstanding any other provisions of this Trust Deed, any of the Guarantor’s rights of indemnity, subrogation or contribution against the Issuer will be subject to the provisions of Conditions 2(c), 2(d) and 3, mutatis mutandis, as if they were claims of the Noteholders, Couponholders or Trustee against the Issuer in respect of the Notes.

5.6

Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed, the Notes or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.7

Avoidance of Payments: Subject to Clause 5.2, the Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed, any Note or the Coupons relating to that Note and shall in any event pay to it on demand the amount as refunded by it.

5.8

Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

5.9

Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer under this Trust Deed, the Notes or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and, subject to Clause 5.2, will be paid by it to the Trustee on demand and (2), subject to Clause 5.2, as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss (which, for the avoidance of doubt, does not include any consequential loss) suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed, the Notes or the Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or in the Conditions or any payment obligation of the Issuer under this Trust Deed, the Notes or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and

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whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

5.10

Set-off: Subject to applicable law, no Noteholder or Couponholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Guarantor arising under or in connection with the Guarantee and each Noteholder and Couponholder shall, by virtue of his being a beneficiary under the Guarantee, be deemed to have waived all such rights of set-off, counter claim or retention and the Trustee shall, on behalf of such Noteholders and Couponholders be deemed to have waived any such right of set-off or counterclaim.

6	Application of Moneys Received by the Trustee
6.1

Declaration of Trust: All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee on trust to apply them (subject to Clause 5.6 and Clause 6.2):

6.1.1	first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed
6.1.2	secondly, in payment of any amounts owing in respect of the Notes or Coupons pari passu and rateably and
6.1.3	thirdly, in payment of any balance to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor provided that all moneys received by the Trustee in respect of amounts payable under the Notes and the Coupons shall, to the extent that such monies are in the hands of the Trustee, if prior to receipt of such moneys or within 30 days thereafter the Trustee is provided with a report pursuant to Clause 2.3 or, as the case may be, 5.2 (which may be requested by the Trustee upon receipt of such moneys if it has not been received by the Trustee prior thereto) which (a) save where the Issuer or the Guarantor, as the case may be, is being wound-up, states that the Issuer or the Guarantor, as the case may be, could not make such payment in whole or in part and still satisfy the Solvency Condition immediately thereafter or (b) where the Issuer or the Guarantor, as the case may be, is being wound-up, states that the Issuer or the Guarantor has not paid and cannot pay the claims of its Senior Creditors in full, be held by the Trustee upon trust for the Issuer or the Guarantor, as the case may be, to apply the same in the return to the Issuer or the Guarantor, as the case may be, of the whole or such part of such payment as caused the Issuer or the Guarantor, as the case may be, either (x) where the Issuer or the Guarantor, as the case may be, is not in winding-up, not so to satisfy the Solvency Condition or (y) where the Issuer or the Guarantor, as the case may be, is in winding-up, not to be able to pay the claims of its Senior Creditors in full (and any money so returned shall then be treated for the purposes of the Issuer’s or, as the case may be, the Guarantor’s obligations hereunder as if it had not been paid by the Issuer or the Guarantor, as the case may be, and its original payment shall not be deemed to have discharged any of the obligations of the Issuer or the Guarantor, as the case may be, hereunder).

Without prejudice to the other provisions of this Clause 6.1, if the Trustee holds any moneys which represent principal or interest in respect of Notes or Coupons which have become void

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under Condition 12, the Trustee shall (subject to no sums being then due to the Trustee in respect of any Notes or Coupons and subject to the payment or satisfaction of the expenses and remuneration referred to in Clause 6.1.1) pay the same to the Issuer.

If the Trustee holds any moneys in respect of Notes or Coupons which have become void, the Trustee will hold them on these trusts.

6.2

Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under Clause 6.1 is less than 10 per cent. of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3

Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

7	Covenants

So long as any Note is outstanding, the Issuer and the Guarantor will each:

7.1

Books of Account: keep, and procure that each of their respective Subsidiaries keeps, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such Subsidiary will allow, the Trustee and anyone appointed by it to whom the Issuer, the Guarantor and/or the relevant Subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours

7.2	Notice of Events of Default: notify the Trustee in writing promptly on becoming aware of the occurrence of any Event of Default or Potential Event of Default
7.3	Information: so far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions under this Trust Deed
7.4

Financial Statements etc.: send to the Trustee as soon as practicable following their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or which legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer or the Guarantor generally in their capacity as such

7.5	Certificate of Authorised Signatories: send to the Trustee, within 14 days of each anniversary of this Trust Deed, and also within 14 days of any request by the Trustee a

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certificate of the Issuer or, as the case may be, the Guarantor signed by any two of its Authorised Signatories that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or, as the case may be, the Guarantor as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default or Potential Event of Default or other breach of this Trust Deed had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it

7.6

Notices to Noteholders: send to the Trustee at least 48 hours prior to publication the form of each notice to be given to Noteholders and, once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval not to be unreasonably withheld or delayed and, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of any such notice which is a communication within the meaning of Section 21 of FSMA)

7.7	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed
7.8

Notice of late payment: promptly upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment

7.9

Listing: use all reasonable endeavours to obtain and maintain the listing of the Notes on the official list of the Financial Services Authority (“FSA”) in its capacity as competent authority under the FSMA and the trading of the Notes on the Market but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous, instead use all reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange and/or admission to trading on another market, in each case approved in writing by the Trustee

7.10

Change in Agents: give at least 14 days’ prior notice to the Noteholders of any future appointment, resignation or removal of a Paying Agent or of any change by a Paying Agent of its specified office and not make any such appointment or removal without the Trustee’s written approval (such approval not to be unreasonably withheld or delayed)

7.11

Notes held by Issuer: Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor signed by any two of its Authorised Signatories stating the number of Notes:

7.11.1	purchased up to and including the date of such certificate by or on behalf of the Issuer or, as the case may be, the Guarantor or any of their Subsidiaries and cancelled and
7.11.2

held at the date of such certificate by any person (including but not limited to the Issuer or the Guarantor) for the benefit of the Issuer or, as the case may be, the Guarantor or any of their Subsidiaries.

7.12

FSA notification: where confirmation from the FSA that it has no objection to the making of any payment or the taking of any other action under the Conditions or this Trust Deed is required to be obtained before such payment is made or such other action is taken, give the requisite period of notice as provided for in the Conditions or this Trust Deed or, if such notice requirement is not so provided for in the Conditions or this Trust Deed, six months’ prior written notice to the FSA before making such payment or taking such action (or such shorter period of notice as the FSA may accept and as long as such notice is required to be given). The Issuer shall, having received an objection to the making of any payment or taking of any action

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pursuant to the Conditions or this Trust Deed from the FSA following notification thereof to the FSA pursuant to this Clause 7.12, promptly provide a copy thereof to the Trustee.

7.13

Certificate as to obligation to pay Deferred Interest under Condition 4(b): If, whilst any Deferred Interest is outstanding under the Notes, either the Issuer or the Guarantor effects any redemption, purchase or other acquisition of its Junior Securities or Parity Securities, send to the Trustee, within 5 days of making such redemption, purchase or acquisition, a certificate signed by two Directors of the Issuer or the Guarantor (as the case may be) as to whether such redemption, purchase or other acquisition falls within the exception set out in Condition 4(d), and therefore, as to whether the obligation to pay Deferred Interest has arisen or not.

7.14

Notice in relation to payment of Deferred Interest under Condition 4(b): The Issuer shall send to the Trustee within 10 days following the occurrence of one of the events provided for in Condition 4(b)(i) and (ii) notice that such event has occurred and shall at the same time ensure that the Noteholders are notified in accordance with Condition 16.

7.15

Notice of failure to satisfy the Solvency Condition: The Issuer or the Guarantor, as the case may be, shall send to the Trustee within 10 days following the failure of the Issuer or the Guarantor, as the case may be, to make payments under the Notes or the Guarantee as a result of the Issuer or the Guarantor, as the case may be, having failed to satisfy the Solvency Condition a report in the terms set out in Condition 2(c).

8	Remuneration and Indemnification of the Trustee
8.1

Normal Remuneration: So long as any Note is outstanding the Issuer (failing whom, the Guarantor) will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note or Coupon is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made.

8.2

Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer (failing whom the Guarantor) will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this sub-Clause (or as to such sums referred to in Clause 8.1), as determined by an investment bank (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee will be borne by the Issuer. The determination of such investment bank will be conclusive and binding on the Issuer, the Guarantor, the Trustee, the Noteholders and the Couponholders.

8.3

Expenses: The Issuer, failing whom the Guarantor will also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against the Issuer or the

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Guarantor to enforce any provision of this Trust Deed, the Notes or the Coupons. Such costs, charges, liabilities and expenses will:

8.3.1

in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate of 2 per cent. per annum over the base rate of National Westminster Bank PLC on the date on which the Trustee made such payments and

8.3.2

in other cases carry interest at such rate from the 30th day after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date (not being earlier than the eighth day after the date of such demand).

8.4

The Issuer, failing whom, the Guarantor will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer, failing whom, the Guarantor will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this sub-clause 8.4.

8.5	Continuing Effect: Clauses 8.3 and 8.4 will continue in full force and effect as regards the Trustee notwithstanding the discharge of the Trust Deed and even if it no longer is Trustee.
8.6	Subordination: Payments under this Clause 8 are not subordinated to any other obligations of the Issuer or the Guarantor.
9	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000
9.1

Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert pursuant to these presents and will not be responsible to anyone for any loss occasioned by so acting whether such advice is obtained or addressed to the Issuer, the Trustee or any other person. Any such opinion, advice or information may be sent or obtained by letter, telex or fax and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

9.2

Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all their obligations under this Trust Deed, the Notes and the Coupons.

9.3

Resolutions of Noteholders: The Trustee will not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Noteholders or Couponholders.

9.4	Certificate signed by Authorised Signatories: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it

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may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate of the Issuer, or, as the case may be, the Guarantor signed by any two Authorised Signatories of the Issuer or the Guarantor as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

9.5

Deposit of Documents: The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof.

9.6

Discretion: Save as expressly provided otherwise in this Trust Deed the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

9.7

Agents: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

9.8	Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.
9.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.
9.10

Forged Notes: The Trustee will not be liable to the Issuer or the Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and later found to be forged or not authentic.

9.11

Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial price sensitive or other information made available to the Trustee by the Issuer or the Guarantor.

9.12

Determinations Conclusive: As between itself and the Noteholders and Couponholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee, the Noteholders and the Couponholders.

9.13

Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee after consultation with the Issuer or the Guarantor as relevant but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

9.14

Payment for and Delivery of Notes: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

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9.15

Notes held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 7.11) that no Notes are for the time being held by or on behalf of the Issuer or the Guarantor or any of their Subsidiaries.

9.16

Enforcement: The Trustee shall not be bound to take any action to enforce the terms of the Notes or the provisions of this Trust Deed until (a) directed to do so by an Extraordinary Resolution of Noteholders or so requested in writing by Noteholders holding at least one-quarter in principal amount of Notes outstanding and (b) it shall have been indemnified to its satisfaction.

9.17	Consent of Trustee: Any consent or approval given by the Trustee for the purposes of the Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.
9.18

Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this claim (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

9.19

Indemnity: Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any rights, powers, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

9.20

Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of Noteholders. Any such determination will be conclusive and binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

9.21

Material Prejudice: If the Trustee is obliged to consider whether, in its opinion, an event, matter or breach of the Trust Deed is materially prejudicial to the interests of the Noteholders, the Trustee is not obliged to take any action to consider the issue of material prejudice unless and until it is indemnified, and if it so requires, secured (whether by way of advance payment or otherwise) to its satisfaction.

9.22

Guarantor payments: In making or submitting any demand, claim or proof of the same in respect of any amounts payable under the Trust Deed, the Notes and the Coupons by the Issuer and/or the Guarantor (including in any winding-up of either of them) and in making any distribution under Clause 6, the Trustee shall assume, without liability to the Issuer, the Guarantor or any Noteholder that no Noteholder has received payment of any amount which would, under Condition 2(b)(ii)(1), be treated as satisfying such Noteholder’s rights to payment of any amount in respect of his Notes or Coupons.

9.23

Auditor’s reports: The Trustee may rely on reports and certificates addressed to and/or delivered to it by the Auditors whether or not the same are addressed to it and whether or not they are subject to a limitation on the liability of the Auditors, whether by reference to a monetary cap or otherwise.

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10	Trustee Liable for Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, or wilful default, of which it may be guilty.

11	Waiver and Proof of Default
11.1

Waiver: The Trustee may, without the consent of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, on such terms as seem expedient to it, waive or authorise any breach or proposed breach by the Issuer or the Guarantor of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Noteholders and the Couponholders and, if the Trustee so requires, will be notified to the Noteholders as soon as practicable.

11.2

Proof of Default: Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Note or Coupon will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes or Coupons which are then payable.

12	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Coupon or other security (or any interest therein) of the Issuer, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

13	Modification and Substitution
13.1

Modification: The Trustee may agree without the consent of the Noteholders or Couponholders to any modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error or to comply with the mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated. The Trustee may also so agree to any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3. No modification to the Conditions or any provisions of this Trust Deed or substitution under Clause 13.2 shall become effective unless the Issuer shall have given at least one month’s prior written notice to, and received no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice).

13.2

Substitution: The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuer and the Guarantor to the substitution (a) in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under this Trust Deed of either (i)

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the Guarantor or (ii) any other subsidiary (as defined in Section 736 of the Companies Act 1985) of the Issuer (each a “Substituted Issuer”) or (b) in place of the Guarantor (or of the previous substitute under this Clause) as guarantor under this Trust Deed of either (i) a successor in business to the Guarantor or (ii) a subsidiary (as defined in Section 736 of the Companies Act 1985) of the Guarantor acceptable to the Trustee (each a “Substituted Guarantor” and a Substituted Issuer or a Substituted Guarantor being hereinafter called the “Substituted Obligor”) in each case provided that:

(i)

a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Notes, the Coupons and the Talons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Notes, the Coupons and the Talons as the principal debtor in place of the Issuer or as the guarantor in place of the Guarantor as the case may be

(ii)

if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”) or to which the Guarantor is subject generally (the “Guarantor’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 8 with the substitution for the references in that Condition to the Issuer’s Territory or the Guarantor’s Territory as the case may be of references to the Substituted Territory whereupon the Trust Deed, the Notes, the Coupons and the Talons will be read accordingly

(iii)

if any two Authorised Signatories of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer or the Guarantor

(iv)	the Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders
(v)

the obligations of a Substituted Issuer (if not the Guarantor) as the principal debtor under this Trust Deed, the Notes, the Coupons and the Talons are guaranteed by the Guarantor in the same terms (with consequential amendments as necessary) as the Guarantee to the Trustee’s satisfaction and

(vi)

the Trustee shall be satisfied that the interests of the Noteholders will not be materially prejudiced by any substitution proposed pursuant to this Clause and, in satisfying itself whether Noteholders have been so prejudiced, shall take into account the effect, if any, such substitution might have on any rating assigned to the Notes.

13.3

Release of Substituted Issuer or Substituted Guarantor: An agreement by the Trustee pursuant to Clause 13.2 will, if so expressed, release the Issuer or the Guarantor (or a previous substitute of either of them) from any or all of its obligations under this Trust Deed, the Notes, the Coupons and the Talons. Notice of the substitution will be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements.

13.4	Completion of Substitution: On completion of the formalities set out in Clause 13.2, the Substituted Obligor will be deemed to be named in this Trust Deed, the Notes, the Coupons

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and the Talons as the principal debtor in place of the Issuer (or of any previous substitute) or as the guarantor in place of the Guarantor (or of any previous substitute) as the case may be and this Trust Deed, the Notes, the Coupons and the Talons will be deemed to be amended as necessary to give effect to the substitution.

14	Appointment, Retirement and Removal of the Trustee
14.1

Appointment: The Issuer has the power of appointing new Trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Noteholders as soon as reasonably practicable.

14.2

Retirement and Removal: Any Trustee may retire at any time on giving at least three months’ written notice to the Issuer and the Guarantor without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, it will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee.

14.3	Co-Trustees: The Trustee may, despite Clause 14.1, by written notice to the Issuer and the Guarantor appoint anyone to act as a separate Trustee or as an additional Trustee jointly with the Trustee:
14.3.1	if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders
14.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed or
14.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Guarantor and that person remove that person. At the Trustee’s request, the Issuer and the Guarantor will forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

14.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.
15	Couponholders

No notices need be given to Couponholders. They will be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee will assume that the holder of each Note is the holder of all Coupons and Talons relating to it.

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16	Currency Indemnity
16.1

Currency of Account and Payment: Sterling (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with this Trust Deed, the Notes and the Coupons, including damages.

16.2

Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or Guarantor will only discharge the Issuer and Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3

Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes or the Coupons, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

16.4

Indemnity separate: The indemnities in this Clause 16 and in Clause 8.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes and/or the Coupons or any other judgment or order.

17	Communications

Any communication shall be by letter or fax:

in the case of the Issuer, to it at:

Royal & Sun Alliance Insurance Group plc

9th Floor

One Plantation Place

30 Fenchurch Street

London EC3M 3BD

Fax no. 020 7111 7453

Attention Group Treasurer

(with a copy to the Guarantor)

in the case of the Guarantor, to it at:

Royal & Sun Alliance Insurance plc

9th Floor

One Plantation Place

30 Fenchurch Street

London EC3M 3BD

Fax no. 020 7111 7453

Attention Group Treasurer

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and in the case of the Trustee, to it at:

Citicorp Trustee Company Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

Fax no. 020 7500 5857/5877

Attention Agency and Trust

Communications will take effect, in the case of delivery, when delivered or, in the case of telex or fax, when despatched. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

18	Further Issues
18.1

Further Notes: The Issuer shall be at liberty from time to time (but subject always to the terms and conditions of this Trust Deed and the Notes) without the consent of the Noteholders to create and issue further notes ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the Notes. Any such Further Notes shall be constituted by a deed supplemental to this Trust Deed.

18.2

Supplemental Trust Deed: Any such further notes be constituted by a deed supplemental to this Trust Deed. In any such case the Issuer shall, prior to the issue of any further notes to be so constituted (being “Further Notes”), execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable, duly stamped or denoted) containing a covenant by the Issuer in the form mutatis mutandis of sub-clause 2.2 of this Trust Deed in relation to the principal, premium, if any, and interest in respect of such Further Notes and such other provisions (whether or not corresponding to any of the provisions contained in these presents) as the Trustee shall require.

18.3	Endorsement of Trust Deed: A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicates of this Trust Deed.
19	Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

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Schedule 1

Part 1

Form of Definitive Note

On the front:
Denomination	ISIN	Series	Certif. No.
£50,000	XS0254219735

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

(Incorporated with limited liability in England and Wales)

£375,000,000

6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities guaranteed on a subordinated basis by

ROYAL & SUN ALLIANCE INSURANCE PLC

(Incorporated with limited liability in England and Wales)

This Note forms part of a series designated as specified in the title (the “Notes”) of Royal & Sun Alliance Insurance Group plc (the “Issuer”) constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

This is to certify that the bearer of this Note is entitled on such date as the principal sum mentioned below may become repayable in accordance with the Conditions, to the principal sum of:

£50,000 (fifty thousand pounds)

together with interest on such principal sum from 12 May 2006 at the rates and on the dates determined in accordance with the Conditions and such other amounts as may be payable under the Conditions, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

This Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

In witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated [•] 2006

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

By:

Authorised Signatory

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This Note is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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TERMS AND CONDITIONS OF THE CAPITAL SECURITIES

The following terms and conditions, subject to alteration (and except for the paragraphs in italics), are the terms and conditions of the Capital Securities (the “Terms and Conditions”) which will be endorsed on each Capital Security in definitive form if issued:

The 6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities (the “Capital Securities”) are constituted by the Trust Deed. The issue of the Capital Securities was authorised pursuant to a resolution of the Board of Directors of the Issuer passed on 5 April 2006 and a resolution of a committee of the Board of Directors of the Issuer passed on 19 April 2006 and the giving of the Guarantee was authorised pursuant to a resolution of the Board of Directors of the Guarantor passed on 19 April 2006 and by a resolution of the shareholders of the Guarantor passed on 19 April 2006. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. Copies of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement are available for inspection during normal business hours by the Holders and the Couponholders at the registered office of the Trustee, being at the date hereof Citicorp Centre, Canada Square, Canary Wharf, London E14 5LB, and at the specified office of each of the Paying Agents. The Holders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement applicable to them.

1.	Form, Denomination and Title
(a)	Form and Denomination

The Capital Securities are serially numbered and in bearer form in the denomination of £50,000 each with Coupons and one Talon attached on issue.

So long as the Capital Securities are represented by the Temporary Global Security and/or the Permanent Global Security and the relevant clearing systems so permit, the Capital Securities may be tradable only in minimum principal amounts of £50,000 plus integral multiples of £1,000 in excess thereof.

(b)	Title

Title to the Capital Securities, Coupons and Talons will pass by delivery. The bearer of any Capital Securities will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss or anything written on it) and no person will be liable for so treating the Holder.

2.	Status, Subordination and Guarantee
(a)	Status and Subordination of the Capital Securities
(i)	Status: The Capital Securities constitute unsecured, subordinated obligations of the Issuer and rank pari passu without any preference among themselves.
(ii)

Subordination: The rights and claims of the Holders and Couponholders against the Issuer under the Capital Securities in respect of the principal amounts due and payable on redemption and any Deferred Interest and Coupon Payments and any other sum payable in respect of or arising under the Capital Securities and the Trust Deed are subject to Condition 2(c) and subordinated on a winding-up in accordance with the provisions of Condition 3(a).

(b)	Status and Subordination of the Guarantee
(i)

Status: The Guarantor has (subject as provided in this Condition 2(b)) in the Trust Deed irrevocably guaranteed the due and punctual payment of all principal, Coupon Payments, Deferred Interest and other sums from time to time payable by the Issuer in respect of the Capital Securities and the Coupons and all other monies payable by the Issuer in respect of or under or pursuant to the Trust Deed. The obligations of the Guarantor under such guarantee (the ‘‘Guarantee’’) constitute direct, unsecured and subordinated obligations of the Guarantor.

(ii)

Obligations of the Guarantor: For the purpose of determining whether any principal or Coupon Payment, Deferred Interest or any other sum is, from time to time, due and payable by the Issuer for the purposes of the obligations of the Guarantor under the Guarantee:

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(1)

payments of principal and/or Coupon Payments in respect of the Capital Securities shall be deemed to be due and payable on the relevant Coupon Payment Date or (together with any Deferred Interest) on the Redemption Date (as the case may be) by the Issuer and payment of any other sum from time to time payable by the Issuer in respect of or arising under the Capital Securities shall be deemed to be due and payable by the Issuer on their due date for payment notwithstanding in any such case that any of Conditions 4(a), 6(b), 6(c) or 7(f) apply or that Condition 2(c) shall apply in respect of the Issuer, provided that, in the event that any Holder exercises any rights conferred upon it by the Guarantee in respect of any such amounts and has received payment in full and final satisfaction of such amounts, then this shall be treated as satisfying such Holder’s right to payment of such amounts under the terms of the Capital Securities; and

(2)

where an order is made, or an effective resolution is passed, for the winding-up of the Issuer in the circumstances set out in Condition 3(a), the Guarantor shall be obliged under the Guarantee to meet the payment obligations of the Issuer that would otherwise have arisen under the Capital Securities and shall have the benefit of all the provisions applicable to the Issuer in the Capital Securities (including, without limitation, the Issuer’s ability to redeem the Capital Securities in the circumstances set out in Condition 7), and, accordingly, all references to the Issuer shall be construed as references to the Guarantor, provided that in such circumstances, no amounts shall be payable under the Guarantee prior to the time at which such amounts would have fallen due under the Capital Securities in the absence of the winding-up of the Issuer under Condition 3(a).

(iii)

Deferral of payments under the Guarantee: Notwithstanding any other provision in these Conditions or the Trust Deed, the Guarantor shall have the option to defer its obligation to make payments under the Guarantee to Holders in respect of:

(1)	any Coupon Payment;
(2)	any amounts due and payable by the Issuer on redemption of the Capital Securities in accordance with Condition 7; or
(3)	any other amounts due and payable pursuant to the Conditions

(such amounts referred to in (1) to (3) collectively being ‘‘Relevant Amounts’’).

The Guarantor may defer the payment of such Relevant Amounts for such period of time as the Guarantor shall determine, provided that the obligation to make such Relevant Amounts shall remain outstanding until such time as they are paid in full by the Guarantor and such Relevant Amounts shall, for the avoidance of doubt, be payable by the Guarantor in a winding-up of the Guarantor as provided in Condition 3(b).

Any payment which for the time being is not made by virtue of this Condition 2(b)(iii) shall not constitute a default for any purpose (including, but without limitation, Condition 9) on the part of the Guarantor.

For the avoidance of doubt, all amounts payable by the Issuer in respect of (i) Deferred Interest, (ii) any Coupon Payments, (iii) any amounts due and payable pursuant to the redemption of the Capital Securities in accordance with Condition 7 or (iv) any other amount due and payable pursuant to the Conditions shall remain due and payable by the Issuer to the extent provided for by these Conditions and no provision of the Trust Deed or these Conditions relating to the Guarantee shall be deemed to relieve the Issuer of any such liability.

(iv)

Subordination: The rights and claims of the Holders and Couponholders against the Guarantor under the Guarantee are subject to Condition 2(c) and subordinated in a winding-up in accordance with Condition 3(b).

(v)	Limited Recourse: The liability of the Guarantor under the Guarantee will not exceed the extent of the Guarantor’s assets available to make payment in respect thereof.
(vi)	Winding-Up Claims of the Guarantor: Without prejudice to Deferred Interest becoming due on a Redemption Date, where payments are being made under the Guarantee as described in Condition

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2(b)(ii)(2) above, amounts payable under the Guarantee in respect of which the Solvency Condition referred to in Condition 2(c) is not satisfied on the date upon which the same would otherwise be due and payable (‘‘Winding-Up Claims of the Guarantor’’) will be payable by the Guarantor in a winding-up of the Guarantor as provided in Condition 3(b). A Winding-Up Claim of the Guarantor shall not bear interest.

(c)	Solvency Condition

Except in a winding-up or if the FSA has indicated that it has no objection to such payment, (i) all payments in respect of or arising under the Capital Securities (including Coupon Payments payable in cash or by way of the issue of Ordinary Shares pursuant to Condition 6) will be conditional upon the Issuer satisfying the Solvency Condition and (ii) all payments in respect of or arising under the Guarantee will be conditional upon the Guarantor satisfying the Solvency Condition, in each case both at the time of and immediately after any such payment and, accordingly, neither the Issuer (in the case of (i)) nor the Guarantor (in the case of (ii)) will make any payment and any such payment shall not be so payable unless the relevant Solvency Condition is so satisfied.

Neither the Issuer nor the Guarantor, as applicable, may redeem or purchase any of the Capital Securities unless the Issuer, or, as the case may be, the Guarantor, satisfies the Solvency Condition both at the time of and immediately after any such redemption or purchase.

The Guarantor shall satisfy the Solvency Condition if (i) it is able to pay its debts owed to its Senior Creditors as they fall due, and (ii) its Assets exceed its Liabilities (other than liabilities to persons who are not Senior Creditors); and the Issuer shall satisfy the Solvency Condition if (i) it is able to pay its debts owed to its Senior Creditors as they fall due, and (ii) its Assets exceed its Liabilities (other than liabilities to persons who are not Senior Creditors).

Any payment which for the time being is not made by virtue of this Condition 2(c) shall not constitute a default for any purpose (including, but without limitation, Condition 9) on the part of the Issuer or the Guarantor.

A report as to whether the Issuer or Guarantor (as the case may be) has satisfied the Solvency Condition, by two directors of the Issuer or Guarantor (as the case may be) or, in certain circumstances as provided in the Trust Deed, the Auditors (as defined in the Trust Deed), or, if there is a winding-up of the Issuer or Guarantor, the liquidator of the Issuer or Guarantor (as the case may be) shall, in the absence of proven or manifest error, be treated and accepted by the Issuer, the Guarantor, the Trustee and any holder of Capital Securities as correct and sufficient evidence thereof. In a winding-up, the amount payable on the Capital Securities will be determined in accordance with provisions of Condition 3(a) or 3(b), as appropriate.

(d)	Set-Off

By acceptance of the Capital Securities, each Holder, each Couponholder and the Trustee, on behalf of such Holders and Couponholders, will be deemed to have waived any right of set-off or counterclaim that such Holders might otherwise have against the Issuer or the Guarantor (as the case may be) in respect of or arising under the Capital Securities and the Coupons whether prior to or in bankruptcy or winding-up. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder or Couponholder in respect of or arising under the Capital Securities or the Coupons are discharged by set-off, such Holder or Couponholder will immediately pay an amount equal to the amount of such discharge to the Issuer or the Guarantor or, if applicable, the liquidator or trustee or receiver of the Issuer or the Guarantor and, until such time as payment is made, will hold a sum equal to such amount in trust for the Issuer or the Guarantor or, if applicable, the liquidator or the trustee or receiver in the Issuer’s or the Guarantor’s winding-up. Accordingly, such discharge will be deemed not to have taken place.

3.	Winding-Up
(a)	Winding-Up of the Issuer

If at any time an order is made, or an effective resolution is passed, for the winding-up in England and Wales of the Issuer (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction or amalgamation or the substitution in place of the Issuer of a successor in business of the Issuer (as defined in the Trust Deed), the terms of which reconstruction, amalgamation or substitution have previously been approved in writing by the Trustee or by an Extraordinary Resolution (as defined in the Trust Deed)), the amounts payable by the Issuer to the Holders and Couponholders in respect of the

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Capital Securities shall be subordinated, such that, in lieu of any other payment, the Holders and Couponholders shall be paid such amount, if any, that would have been payable in respect thereof as if, on the day immediately before the commencement of the winding-up of the Issuer and thereafter, they were the holders of shares in the capital of the Issuer as follows:

(i)

for each £1 otherwise payable in respect of any Coupon Payment, Deferred Interest or other amount payable under or in respect of each Capital Security, (including any damages awarded for breach of any obligations in respect of which the conditions specified in Condition 2(c) in relation to the Issuer are not satisfied on the date on which the same would otherwise be due and payable or which otherwise have not been satisfied) apart from principal: one preference share of £1 each in the capital of the Issuer ranking equally with the most senior ranking non-cumulative preference shares in the capital of the Issuer and any other claims treated as notional preference shares of equal seniority;

(ii)

subject to (iii) below, for each £1 otherwise payable in respect of the principal amount of each Capital Securities such number of ordinary shares of the Issuer then in issue whose nominal value aggregates to £1 ranking equally with the issued ordinary shares in the capital of the Issuer; and

(iii)

if and to the extent that the principal amount of each Capital Security exceeds the amount of Deferred Interest attributable to such Capital Security (the “excess amount”), for each £1 of excess amount otherwise payable under or in respect of such Capital Security: one preference share of £1 each in the capital of the Issuer ranking equally with the most senior ranking noncumulative preference shares in the capital of the Issuer and any other claims treated as notional preference shares of equal seniority.

(b)	Winding-Up of the Guarantor

If at any time an order is made, or an effective resolution is passed, for the winding-up in England and Wales of the Guarantor (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction or amalgamation or the substitution in place of the Guarantor of a successor in business of the Guarantor (as defined in the Trust Deed), the terms of which reconstruction, amalgamation or substitution have previously been approved in writing by the Trustee or by an Extraordinary Resolution (as defined in the Trust Deed)), the amounts payable by the Guarantor to the Holders and Couponholders under the Guarantee shall be subordinated, such that, in lieu of any other payment, the Holders and Couponholders shall be paid such amount, if any, that would have been payable in respect thereof as if, on the day immediately before the commencement of the winding-up of the Guarantor and thereafter, they were the holders of shares in the capital of the Guarantor as follows:

(i)

for each £1 otherwise payable under the Guarantee in respect of any Coupon Payment, Deferred Interest or other amount payable under or in respect of each Capital Security, (including any damages awarded for breach of any obligations in respect of which the conditions specified in Condition 2(c) in relation to the Guarantor are not satisfied on the date on which the same would otherwise be due and payable or which otherwise have not been satisfied) apart from principal: one preference share of £1 each in the capital of the Guarantor ranking equally with Subordinated Preference Shares in the capital of the Guarantor;

(ii)

subject to (iii) below, for each £1 otherwise payable under the Guarantee in respect of the principal amount of each Capital Security: four ordinary shares of 25 pence each in the capital of the Guarantor (or such number of ordinary shares then in issue whose nominal value aggregates to £1) ranking after Subordinated Preference shares but, subject to that, equally with any issued ordinary shares in the capital of the Guarantor; and

(iii)

if and to the extent that the Guarantor’s liability for the principal amount of each Capital Security exceeds its liability for the amount of Deferred Interest attributable to each Capital Security (the “excess amount”), for each £1 of excess amount otherwise payable under or in respect of each Capital Security: one preference share of £1 each in the capital of the Guarantor ranking equally with Subordinated Preference Shares in the capital of the Guarantor.

As a consequence of the subordination conditions, the Holders may recover less rateably than the holders of the Issuer’s or the Guarantor’s unsubordinated liabilities and the holders of certain of the Issuer’s or the Guarantor’s subordinated liabilities. If, in any winding-up of the Issuer or the Guarantor (as the case may be), the amount payable under or in respect of any Capital Securities (including any damage as referred to

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above) and any claims ranking equally with the Capital Securities or the Guarantee (as the case may be) are not paid in full, the Holders and the holders of other claims ranking equally will share rateably in any such distribution of assets of the Issuer or the Guarantor (as the case may be) in proportion to the respective amounts to which they are entitled.

4.	Deferred Interest
(a)	Optional Deferral of Coupon Payments

The Issuer may in its sole discretion defer Coupon Payments (in whole or in part) on any Optional Coupon Payment Date.

(b)	Deferred Interest

Any Coupon Payment in respect of the Capital Securities not paid (in whole or in part) on a Coupon Payment Date, by virtue of Condition 4(a) (including as it applies to the Issuer or the Guarantor (by virtue of Condition 2(b)(ii)(2))) or by virtue of Condition 2(c) (or as a result of any restriction imposed under the terms of any of its Parity Securities), shall, so long as the same remains unpaid, constitute “Deferred Interest”. Any Deferred Interest will, subject to Condition 2(c), automatically become immediately due and payable upon the earliest of the following:

(i)

the date on which any of the Capital Securities are redeemed or purchased for cancellation by or on behalf of the Issuer or the Guarantor or any entity directly or indirectly controlled by either of them pursuant to Condition 7; and

(ii)	the commencement of the winding-up of the Issuer or the Guarantor.

The Issuer shall (except where Condition 2(c) applies in respect of the Issuer) satisfy its obligation to pay Deferred Interest on a redemption or purchase of the Capital Securities only in accordance with the Alternative Coupon Satisfaction Mechanism pursuant to Condition 6.

Deferred Interest shall not itself bear interest.

In addition, the Issuer may at its option at any time settle all or part of the Deferred Interest in accordance with the procedures set out in Condition 6.

The Issuer shall give not more than 20 nor less than 10 days’ irrevocable notice to Holders of any such settlement.

(c)	No Default

Notwithstanding any other provision in these Conditions or the Trust Deed, any payment which for the time being is not made by virtue of Condition 4(a) shall not constitute a default for any purpose (including, without limitation, Condition 9) on the part of the Issuer.

(d)	Dividend and Capital Restriction

If, on any Coupon Payment Date, payment of all Coupon Payments to be paid on such date is not made in full, each of the Issuer and the Guarantor shall not, and shall not permit any entity it directly or indirectly controls, to (a) declare or pay a dividend or distribution or make any other payment on any of its Parity Securities or on any of its Junior Securities (other than a dividend declared by the Issuer with respect to its Ordinary Shares prior to the date on which notice of deferral of the Coupon Payment is given pursuant to Condition 4(e) and excluding in any such case any securities the terms of which do not enable the Issuer to defer, pass on or eliminate or continue to defer, pass on or eliminate such dividend, distribution or other payment), or (b) to redeem, purchase or otherwise acquire any of its Parity Securities or any of its Junior Securities, in each case unless or until an amount equal to the Coupon Payments otherwise due and payable on the next succeeding Coupon Payment Date on all outstanding Capital Securities on such date is paid in full or duly set aside or provided for in full.

If the Issuer is unable to issue sufficient Ordinary Shares to enable payment in full of all Deferred Interest to be paid on a Redemption Date, neither the Issuer nor the Guarantor shall permit any entity that it directly or indirectly controls, (a) to declare or pay a dividend or distribution or make any other payment on any of its respective Parity Securities or on any of its Junior Securities (other than a dividend declared by the Issuer with respect to the Ordinary Shares prior to such Redemption Date and excluding in any such case any securities the terms of which do not enable the Issuer to defer, pass on or eliminate or

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continue to defer, pass on or eliminate such dividend, distribution or other payment) or (b) to redeem, purchase or otherwise acquire any of its Parity Securities or any of its Junior Securities, in each case until such corporate authorisations as are required to issue the necessary Ordinary Shares are obtained and all Deferred Interest to be satisfied has been paid in full or duly set aside or provided for in full.

In the event that in accordance with Condition 2(b)(iii), the Guarantor shall exercise its right to defer its obligation to make payments under the Guarantee to Holders, each of the Issuer and the Guarantor shall not and shall not permit any entity it directly or indirectly controls, to (a) declare or pay a dividend or distribution or make any other payment on any of its Parity Securities or on any of its Junior Securities excluding in any such case any securities the terms of which do not enable the Guarantor to defer, pass on or eliminate or continue to defer, pass on or eliminate such dividend, distribution or other payment, or (b) to redeem, purchase or otherwise acquire any of its Parity Securities or any of its Junior Securities, in each case unless or until the interest otherwise due and payable on the next succeeding Coupon Payment Date on all outstanding Capital Securities on such date is duly set aside or provided for in full.

The restrictions set out in this Condition 4(d) do not apply to (i) the declaration and payment of any dividends and distributions or the making of any other payment between companies in the Group or (ii) payments made by the Guarantor to policyholders or other customers, or transfers to or from the fund for future appropriations.

For the purposes of this provision, the payment (or declaration of payment) of a dividend or distribution on Junior Securities and Parity Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Junior Securities or Parity Securities (i) made at any time within the six month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same ranking or ranking junior on a return of assets on a winding-up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired). The Trustee shall be entitled to rely on a certificate signed by two directors of the Issuer or the Guarantor (as the case may be) as to whether the redemption, purchase or acquisition falls within the exception set out above and, if the Trustee does so rely, such certificate shall, in the absence of proven or manifest error, be conclusive and binding on the Issuer or the Guarantor (as the case may be) and the Holders.

(e)	Notice of Deferral

The Issuer or, as the case may be, the Guarantor shall give notice to the Trustee and the Holders of any Coupon Payment Date in respect of which Coupon Payments are to be deferred pursuant to these Conditions not more than 30 nor less than 15 days prior to such Coupon Payment Date.

5.	Coupons
(a)	Coupon Rate

The Capital Securities bear interest at the applicable Coupon Rate from the Issue Date in accordance with the provisions of this Condition 5.

Subject as set out in Conditions 2 (c) and 4, during the Fixed Rate Coupon Period interest shall be payable on the principal amount of each Capital Security annually in arrear on each Coupon Payment Date, and thereafter interest shall be payable on the Capital Securities quarterly in arrear on each Coupon Payment Date, in each case as provided in this Condition 5.

Where it is necessary to compute an amount of interest in respect of any Capital Securities during the Fixed Rate Coupon Period for a period which is less than a complete year, such interest shall be calculated on the basis of the actual number of days in the period from (and including) the most recent Coupon Payment Date (or, if none, the Issue Date) to (but excluding) the relevant payment date divided by the actual number of days in the period from (and including) the most recent Coupon Payment Date (or, if none, the Issue Date) to (but excluding) the next (or first) scheduled Coupon Payment Date. Where it is necessary to compute an amount of interest in respect of any Capital Securities during the Fixed Rate Coupon Period for a period of more than one year, such interest shall be the aggregate of the interest payable in respect of a full year plus the interest payable in respect of the remaining period calculated in the manner as aforesaid.

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Interest shall accrue on the Capital Securities in respect of all Coupon Periods (and any other period in respect of which interest may fall to be calculated) commencing on or after the First Reset Date on the basis of the actual number of days elapsed in the relevant period divided by 365 (or, in the case of a Coupon Payment Date falling in a leap year, 366).

(b)	Interest Accrual

The Capital Securities will cease to bear interest from (and including) the due date for redemption thereof pursuant to Condition 7(b), (c) or (d) unless, upon due presentation, payment of principal in respect of the Capital Securities is improperly withheld or refused, in which event interest shall continue to accrue, and shall be payable, as provided in these Conditions up to (but excluding) the Relevant Date.

(c)	Fixed Coupon Rate

For the Fixed Rate Coupon Period, the Capital Securities bear interest at the rate of 6.701 per cent. per annum (the “Fixed Coupon Rate”).

(d)	Floating Coupon Rate

From (and including) the First Reset Date, the Capital Securities will bear interest at a floating rate of interest (the “Floating Coupon Rate”). The Floating Coupon Rate in respect of each Coupon Period commencing on or after the First Reset Date will be determined by the Agent Bank on the basis of the following provisions:

(i)

On each Coupon Determination Date the Agent Bank will determine the offered rate (expressed as a rate per annum) for three-month pounds sterling deposits as at 11.00 a.m. (London time) on such Coupon Determination Date, as displayed on the display designated as page “3750” on the Moneyline Telerate Monitor (or such other page or pages as may replace it for the purpose of displaying such information). The Floating Coupon Rate for the Coupon Period immediately succeeding the Coupon Determination Date shall be such offered rate as determined by the Agent Bank plus the Margin.

(ii)

If such offered rate does not so appear, or if the relevant page is unavailable, the Agent Bank will, on such date, request the principal London office of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks in the London inter bank market for three-month pounds sterling deposits as at 11.00 a.m. (London time) on the Coupon Determination Date in question. If at least two of the Reference Banks provide the Agent Bank with such offered quotations, the Floating Coupon Rate for the Coupon Period immediately succeeding the relevant Coupon Determination Date shall be the rate determined by the Agent Bank to be the arithmetic mean (rounded upwards if necessary to the nearest one hundred thousandth of a percentage point (0.000005 per cent. being rounded upwards)) of such offered quotations plus the Margin.

(iii)

If on any Coupon Determination Date to which the provisions of sub-paragraph (ii) above apply, one only or none of the Reference Banks provides the Agent Bank with such a quotation, the Floating Coupon Rate for the Coupon Period immediately succeeding such Coupon Determination Date shall be the rate which the Agent Bank determines to be the aggregate of the Margin and the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred thousandth of a percentage point (0.000005 per cent. being rounded upwards)) of the pounds sterling lending rates which leading banks in London selected by the Agent Bank are quoting, on the relevant Coupon Determination Date, to leading banks in London for a period of three months, except that, if the banks so selected by the Agent Bank are not quoting as mentioned above, the Floating Coupon Rate for such Coupon Period shall be either (1) the Floating Coupon Rate in effect for the last preceding Coupon Period to which one of the preceding sub-paragraphs of this Condition 5(d) shall have applied or (2) if none, 6.701 per cent. per annum.

(e)	Determination of Floating Coupon Rate and Calculation of Floating Coupon Amounts

The Agent Bank will, as soon as practicable after 11.00 a.m. (London time) on each Coupon Determination Date, determine the Floating Coupon Rate in respect of the relevant Coupon Period and calculate the amount of interest payable in respect of the Capital Securities on the Coupon Payment Date for the relevant Coupon Period (the “Floating Coupon Amounts”) by applying the Floating Coupon Rate for such Coupon Period to the principal amount of each Capital Security, multiplying such sum by the actual number of days in the Coupon Period concerned divided by 365 (or, in the case of a Coupon

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Payment Date falling in a leap year, 366) and, if necessary, rounding the resultant figure to the nearest £0.01 (£0.005 being rounded upwards).

(f)	Publication of Floating Coupon Rate and Floating Coupon Amounts

The Issuer shall cause notice of the Floating Coupon Rate determined in accordance with this Condition 5 in respect of each relevant Coupon Period and of the Floating Coupon Amounts and the relevant Coupon Payment Date to be given to the Trustee, the Paying Agents and, in accordance with Condition 16, the Holders, in each case as soon as practicable after its determination but in any event not later than the fourth business day thereafter. The Issuer shall cause notice of the same to be given to any stock exchange or other relevant authority on which the Capital Securities are for the time being listed or admitted to trading on the relevant Coupon Determination Date. As used in this Condition 5(f), “business day” means a day (not being a Saturday, Sunday or public holiday) on which banks are open for business in London.

The Floating Coupon Amounts, the Floating Coupon Rate and the Coupon Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of any extension or shortening of the relevant Coupon Period or in the event of proven or manifest error.

(g)	Determination or Calculation by Trustee

The Trustee (or an agent appointed by it) shall, if the Agent Bank does not at any relevant time for any reason determine the Floating Coupon Rate on the Capital Securities in accordance with this Condition 5, determine the Floating Coupon Rate in respect of the relevant Coupon Period at such rate as, in its absolute discretion (having such regard as it shall think fit to the procedures described in this Condition 5), it shall deem fair and reasonable in all the circumstances and such determination shall be deemed to be a determination thereof by the Agent Bank.

(h)	Agent Bank

So long as any Capital Security remains outstanding the Issuer will maintain an Agent Bank. The name of the initial Agent Bank and its initial specified office is set out at the end of these Conditions.

The Issuer may, with the prior written approval of the Trustee, from time to time replace the Agent Bank with another leading investment, merchant or commercial bank in London. If the Agent Bank is unable or unwilling to continue to act as the Agent Bank or (without prejudice to Condition 5(g) above) fails duly to determine the Floating Coupon Rate in respect of any Coupon Period as provided in Condition 5(d), the Issuer shall forthwith appoint another leading investment, merchant or commercial bank in London approved in writing by the Trustee to act as such in its place. The Agent Bank may not resign its duties or be removed without a successor having been appointed as aforesaid.

(i)	Determinations of Agent Bank or Trustee Binding

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 5 whether by the Agent Bank or the Trustee (or its agent), shall (in the absence of wilful default, bad faith or manifest or proven error) be binding on the Issuer, the Agent Bank, the Trustee, the Paying Agents and all Holders and Couponholders and (in the absence as aforesaid) no liability to the Holders, the Couponholders or the Issuer shall attach to the Agent Bank or the Trustee in connection with the exercise or non-exercise by them of any of their powers, duties and discretions.

6.	Alternative Coupon Satisfaction Mechanism
(a)	General

Unless an order is made, or an effective resolution is passed, for the winding-up of the Issuer in the circumstances set out in Condition 3(a) (whereupon Condition 6(e) below shall apply), the Issuer must satisfy its obligation to pay any Deferred Interest only in accordance with the procedures described below.

The obligation of the Issuer to pay any Deferred Interest in accordance with the Alternative Coupon Satisfaction Mechanism will be satisfied as follows:

(i)	the Issuer shall give a notice of the forthcoming Redemption Date in accordance with Condition 16;

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(ii)

not later than 14 Business Days prior to the Redemption Date, the Calculation Agent shall determine the number of Ordinary Shares which, in the opinion of the Calculation Agent, have an aggregate fair market value of not less than the aggregate amount of Deferred Interest and any accrued interest thereon and Additional Amounts after payment of any taxes, duties, costs and expenses payable by the Issuer in and associated with the issue of the Ordinary Shares (the “Alternative Coupon Satisfaction Amount”);

(iii)	no later than 10 Business Days prior to the Redemption Date, the Calculation Agent, or an appointed intermediary, shall place such number of Ordinary Shares in the market;
(iv)

no later than the close of business on the seventh Business Day prior to the Redemption Date, the Calculation Agent, or an appointed intermediary, shall notify the Issuer of the number of Ordinary Shares for which it has procured subscribers;

(v)

the Issuer undertakes, as soon as reasonably practicable following such notification, but not later than the sixth Business Day prior to the Redemption Date, and subject to having necessary corporate authorisations in place, to issue and allot such Ordinary Shares to the subscribers who have agreed to subscribe for them;

(vi)

if, after the operation of the above procedures, there would, in the opinion of the Calculation Agent, be a shortfall of proceeds towards the satisfaction of the Alternative Coupon Satisfaction Amount payable on the Redemption Date, the Calculation Agent shall use its reasonable endeavours to find subscribers for further Ordinary Shares and the Issuer shall, subject to having the necessary corporate authorisations in place, issue and allot such further Ordinary Shares to the subscribers who have agreed to subscribe for them in accordance with these provisions to try to ensure that a sum (after payment of any taxes, duties, costs and expenses payable by it and associated with the issue of the shares) at least equal to the Alternative Coupon Satisfaction Amount is available on the Business Day prior to the Redemption Date to make the payments in full on the Redemption Date; provided that, if, despite the operation of the above provisions, such a shortfall exists on the Business Day preceding the Redemption Date, the Issuer may, subject to having the necessary corporate authorisations in place, continue to issue and allot the relevant number of Ordinary Shares until the Trustee (or the Principal Paying Agent) shall have received funds on behalf of the Issuer equal to the full amount of such shortfall, and provided further that no part of the Alternative Coupon Satisfaction Amount shall be paid to a Holder until such time as the Issuer is able to pay a sum at least equal to the Alternative Coupon Satisfaction Amount in full in accordance with the Alternative Coupon Satisfaction Mechanism on the Redemption Date;

(vii)

the Issuer undertakes (a) that it will not use any Ordinary Shares that it has repurchased during the six month period before the Redemption Date to settle the Alternative Coupon Satisfaction Amount; and (b) that it will not repurchase any Ordinary Shares during the six month period following the Redemption Date;

(viii)

the Issuer shall transfer or arrange for the transfer of the issue proceeds raised from the operation of the provisions set out in Condition 6(a)(iii) to (vi) to satisfy the Alternative Coupon Satisfaction Amount to the Trustee (or the Principal Paying Agent) on the Business Day preceding the Redemption Date for payment by the Trustee (or the Principal Paying Agent) on the Redemption Date, towards the satisfaction on behalf of the Issuer of the Alternative Coupon Satisfaction Amount;

(ix)

if, pursuant to the Alternative Coupon Satisfaction Mechanism, proceeds are raised in excess of the amount required to pay the applicable Alternative Coupon Satisfaction Amount plus the claims for the fees, costs and expenses to be borne by the Issuer in connection with using the Alternative Coupon Satisfaction Mechanism, any remaining proceeds shall be paid to (or may be retained by) the Issuer; and

(x)

for the avoidance of doubt, the Issuer may (subject to Condition 6(a)(vii) satisfy its obligations (in part or in whole) to pay any Deferred Interest by selling Ordinary Shares which are held by it as treasury shares (as defined in the Companies Act 1985, as amended, supplemented or replaced from time to time) (“Treasury Shares”). Accordingly, (a) references in this Condition 6 and in the definition of Market Disruption Event to Ordinary Shares and to the allotment, issue and subscription of or for Ordinary Shares shall be deemed to include references to Treasury Shares

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and the sale of Treasury Shares, and (b) references in this Condition 6 to the Issuer’s authority to allot and issue Ordinary Shares or authorised but unissued Ordinary Shares shall be deemed to include references to the Issuer’s authority to sell Treasury Shares.

If the Issuer is required to make payments of the Alternative Coupon Satisfaction Amount in accordance with the Alternative Coupon Satisfaction Mechanism, the proceeds from the issue of Ordinary Shares pursuant to the Alternative Coupon Satisfaction Mechanism will be paid to the Holders by the Trustee or Principal Paying Agent.

(b)	Sufficiency and Availability of Ordinary Shares

The ability of the Issuer to use the Alternative Coupon Satisfaction Mechanism to satisfy its payment of Deferred Interest on the Capital Securities on a relevant Redemption Date is subject to the following conditions:

(i)	the Issuer shall not be required to issue any Ordinary Shares, or cause them to be issued, at a price below their nominal value;
(ii)	the Issuer must have a sufficient number of authorised but unissued Ordinary Shares prior to the issue of the Ordinary Shares in accordance with Condition 6(a); and
(iii)	the directors of the Issuer must have the necessary authority under English law to allot and issue a sufficient number of Ordinary Shares in accordance with Condition 6(a)(v) and 6(a)(vi).

At the date of this Offering Circular, the Issuer has a sufficient number of authorised but unissued Ordinary Shares and the directors of the Issuer have the necessary authority to issue such Ordinary Shares to raise sufficient funds to make the Coupon Payments required to be made in respect of the Capital Securities during the next 12-month period, assuming the Alternative Coupon Satisfaction Mechanism were to be used for each Coupon Payment during such 12-month period and on the basis of the current market price of the Ordinary Shares at the date of this Offering Circular.

The Issuer will, for so long as any Capital Securities remain outstanding, review its Ordinary Share price and relevant exchange rates prior to each annual general meeting of its shareholders. If the Issuer determines, as the result of any such review, that it does not have a sufficient number of authorised but unissued Ordinary Shares to permit it to issue at that date a number of Ordinary Shares equal to the amount of Deferred Interest, if any, outstanding together with scheduled Coupon Payments for the next 12 months (or such longer period as, in the opinion of the board of directors of the Issuer, is prudent having regard to amounts which may become payable through the Alternative Coupon Satisfaction Mechanism), and/or if the directors of the Issuer do not have the necessary authority to allot and issue such number of Ordinary Shares, then, at the next annual general meeting of the Issuer, the Issuer shall propose a resolution to increase the number of authorised but unissued Ordinary Shares and the directors’ authority to allot and issue Ordinary Shares to the level that would enable the Issuer to issue at that date a sufficient number of Ordinary Shares to enable payment of Deferred Interest, if any, outstanding together with scheduled Coupon Payments for the next 12 months pursuant to the Alternative Coupon Satisfaction Mechanism.

(c)	Market Disruption Event

If a Market Disruption Event exists during the 14 Business Days preceding any Redemption Date, then if such Redemption Date is a Coupon Payment Date, the related payment of Deferred Interest may be deferred until such Market Disruption Event no longer exists. A market disruption deferral will not constitute a Capital Securities Default, provided that if any Deferred Interest has not been paid, or an amount set aside for payment, within 14 days after the date on which any such Market Disruption Event is no longer continuing, such failure will constitute a Capital Securities Default.

(d)	Listing

The Issuer shall ensure (to the extent possible) that, at the time when any Ordinary Shares are issued pursuant to Condition 6, such Ordinary Shares are admitted to the Official List of the FSA in its capacity as competent authority under the FSMA and are admitted to trading on the market for listed securities of the London Stock Exchange’s EEA Regulated Market (or, if the London Stock Exchange is not a Recognised Stock Exchange at that time, such other stock exchange as is a Recognised Stock Exchange at that time).

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(e)	Guarantor Alternative Coupon Satisfaction Mechanism

If the Guarantor is obliged to satisfy its obligation to pay any amounts deferred in accordance with Condition 4(a) (including as it applies to the Guarantor by virtue of Condition 2(b)(ii)(2)) or if the Guarantor elects to satisfy any Coupon Payment deferred under the Guarantee in accordance with Condition 2(b)(iii) the directors of the Guarantor shall use their best endeavours to satisfy the payment of any such amount then outstanding by applying the mechanism set out in this Condition 6 to the ordinary shares of the Guarantor. If, after a period of six months, the directors of the Guarantor determine in good faith that it has not been possible and it will not be reasonably possible to satisfy such amounts through the application of this mechanism in relation to the ordinary shares of the Guarantor, the obligation of the Guarantor to pay such amounts in accordance with this Condition 6(e) shall terminate and the obligation of the Guarantor to pay such amounts shall be deferred and shall be payable in a winding-up of the Guarantor (and not before) and the Guarantor shall notify the Holders accordingly in accordance with Condition 16.

7.	Optional Redemption and Suspension
(a)	No Maturity Date

The Capital Securities are perpetual securities in respect of which there is no maturity date. The Capital Securities are not redeemable at the option of the Holders at any time.

(b)	Issuer’s Call Option

The Issuer may redeem the Capital Securities in whole or in part, at its option, on the First Reset Date, or on any Coupon Payment Date thereafter, subject to the Solvency Condition being met both at the time of and immediately after such redemption and subject, further, to the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice). Capital Securities to be redeemed will be drawn for redemption at such place and individually by lot or otherwise in a manner as may be approved by the Trustee.

(c)	Tax Event Redemption or Tax Event Conversion

The Issuer may redeem the Capital Securities in whole (but not in part) at any time on or prior to the First Reset Date upon the occurrence of a Tax Event subject to the Solvency Condition being met both at the time of and immediately after such redemption and the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice).

Upon the occurrence of a Tax Event, the Issuer may also, at its sole discretion, subject in each case to compliance with applicable regulatory requirements, including the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice), at any time on or prior to the First Reset Date and thereafter only on a Coupon Payment Date exchange the Capital Securities in whole (but not in part) for Exchange Securities.

(d)	Regulatory Event Redemption or Regulatory Event Conversion

The Issuer may redeem the Capital Securities in whole (but not in part) at any time on or prior to the First Reset Date if a Regulatory Event shall have occurred and is continuing, subject to the Solvency Condition being met both at the time of and immediately after such redemption and the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice).

Upon the occurrence of a Regulatory Event, the Issuer and the Guarantor may also at their sole discretion, subject in each case to compliance with applicable regulatory requirements, including the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice), at any time on or prior to the First Reset Date and thereafter only on a Coupon Payment Date convert or exchange the Capital Securities in whole (but not in part) to Exchange Securities.

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(e)	Redemption and Conversion Procedures
(i)	Any redemption under paragraph (b) above will be at a redemption price equal to the outstanding principal amount of the Capital Securities;
(ii)

Any redemption under paragraph (c) above as a result of the occurrence of any of the circumstances described in Clauses (ii) or (iv) of the definition of Tax Event (set out below) will be at a redemption price equal to the outstanding principal amount of the Capital Securities;

(iii)

Any redemption under paragraph (c) above prior to the First Reset Date as a result of the occurrence of any of the circumstances described in Clause (i) or (iii) of the definition of Tax Event will be at a redemption price equal to the Make-Whole Redemption Price of the Capital Securities and any redemption on or after the First Reset Date as a result of the occurrence of any of such circumstances will be at a redemption price equal to the outstanding principal amount of the Capital Securities; and

(iv)

Any redemption under paragraph (d) prior to the First Reset Date above will be at a redemption price equal to the Make-Whole Redemption Price of the Capital Securities and any redemption on or after the First Reset Date will be at a redemption price equal to the outstanding principal amount of the Capital Securities, and, in the case of redemption under paragraphs (b), (c) and (d) above, together with all accrued interest to the Redemption Date and the aggregate amount of any Deferred Interest and shall be paid on not less than 30 nor more than 60 days’ notice to the Holders. If, upon due presentation, payment of principal on the Capital Securities is improperly withheld or refused, then interest shall continue to accrue and shall be payable, as provided in these Conditions, up to (but excluding) the Relevant Date.

The Issuer is permitted to satisfy its obligation to pay any Deferred Interest due upon redemption only in accordance with Condition 6.

Any conversion of the Capital Securities into another series of Exchange Securities under Condition 7(c) or 7(d) above shall be made on not less than 30 nor more than 60 days’ notice to the Holders.

Prior to the giving of any notice of redemption or conversion following the occurrence of a Tax Event or Regulatory Event, the Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer, stating that the Issuer is entitled to effect such redemption or conversion (as the case may be) and setting forth a statement of facts showing that the conditions precedent to the right to redeem or convert have occurred, and (b) in the case of a Tax Event, an opinion of independent legal advisers of recognised standing to the effect that the Issuer is entitled to exercise its right of redemption or conversion (as the case may be). The Trustee shall accept such certificate as conclusive proof as provided in the Trust Deed.

Any notice of redemption will be irrevocable and will provide details of the Redemption Date. If the redemption price in respect of any Capital Securities is improperly withheld or refused and is not paid by the Issuer, interest on the outstanding principal amount of such Capital Securities will continue to be payable until the redemption price is actually paid.

(f)	Suspension

Following any take-over offer made under the City Code on Take-overs and Mergers or any reorganisation, restructuring or scheme of arrangement in which the company which, immediately prior to such event, was the Ultimate Owner ceases to be the Ultimate Owner, unless such event is a Permitted Restructuring and a Permitted Restructuring Arrangement is put into place within six months of the occurrence of the Permitted Restructuring, an independent investment bank appointed by the Issuer (at the Issuer’s (failing which the Guarantor’s) expense) and approved by the Trustee shall determine what amendments (if any) to the terms and conditions of the Capital Securities, the Trust Deed and any other relevant documents are appropriate or necessary in order to replicate the Alternative Coupon Satisfaction Mechanism in the context of the capital structure of the new Ultimate Owner.

Upon any such determination being reached and notified to the Trustee, the Issuer and the Guarantor by such investment bank, the Trustee, the Issuer and the Guarantor shall without the consent of the Holders but subject to the consent of the new Ultimate Owner, effect any necessary consequential changes to the terms and conditions of the Capital Securities, the Trust Deed and any other relevant documents. Any such amendments shall be subject to the requirements that:

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(i)	neither the Issuer nor the Guarantor shall be obliged to reduce its net assets;
(ii)

no amendment may be proposed or made which would alter the treatment of the Capital Securities as cover for the Regulatory Capital Requirement pursuant to the Capital Regulations without the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice);

(iii)	no such amendment may be made which would, in the Trustee’s opinion, impose more onerous obligations on it without its consent; and
(iv)	such amendments shall preserve substantially the financial effect for the Holders of a holding in the Capital Securities.

If, after using all reasonable endeavours, such investment bank is unable to formulate such amendments, it shall notify the Issuer, the Guarantor, the previous Ultimate Owner (if not the Issuer or the Guarantor), the new Ultimate Owner, the Trustee, the Paying Agent and the Calculation Agent of that result. Reference to the giving of such a notice by such investment bank is defined as a “Definitive Suspension” of the Alternative Coupon Satisfaction Mechanism.

Upon the occurrence of a Definitive Suspension, the Issuer and the Guarantor may at their sole discretion, subject in each case to compliance with applicable regulatory requirements, including the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice), at any time exchange the Capital Securities in whole (but not in part) to a series of Exchange Securities.

If, following a Definitive Suspension, the FSA objects to the proposal by the Issuer to convert or exchange the Capital Securities into another series of Exchange Securities, then, subject to the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice), the Issuer shall (subject to the Solvency Condition being met both at the time of and immediately after such redemption) have the option to redeem the Capital Securities in whole (but not in part) at a redemption price equal to their principal amount, together with accrued and unpaid interest and all Deferred Interest, in cash without utilising the Alternative Coupon Satisfaction Mechanism.

(g)	Purchases

The Issuer or the Guarantor may, at any time and from time to time, purchase outstanding Capital Securities upon the terms and conditions that the Board of Directors of the Issuer or, as the case may be, the Guarantor or an authorised committee of the Board of Directors of the Issuer or, as the case may be, the Guarantor shall determine.

(h)	Cancellations

All Capital Securities which are purchased by or on behalf of the Issuer or the Guarantor will forthwith be cancelled and accordingly may not be held, reissued or resold.

(i)	Deferred Interest

The Issuer shall satisfy its obligation to pay any Deferred Interest due upon a redemption or purchase of Capital Securities only in accordance with Condition 6.

8.	Payments
(a)	Method of Payment
(i)

Payments of principal and coupon amounts will be made by or on behalf of the Issuer against presentation and surrender of Capital Securities or the appropriate Coupons at the specified office of any of the Paying Agents, except that payments of coupon amounts in respect of any period not ending on a Coupon Payment Date will only be made upon surrender of the relative Capital Securities. Such payments will be made, at the option of the payee, by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in London.

(ii)	Upon the due date for redemption of any Capital Securities, any unexchanged Talons relating to such Capital Securities (whether or not attached) shall become void and no Coupons shall be

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delivered in respect of such Talons and unmatured Coupons relating to such Capital Security (whether or not attached) shall also become void and no payment shall be made in respect of them. If any Capital Security is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may reasonably require.

(iii)

On or after the Coupon Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Capital Securities, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent in exchange for a further Coupon sheet (and another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 12).

(iv)

The names of the initial Paying Agents and their initial specified office are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, such approval not to be unreasonably withheld, at any time to vary or terminate the appointment of any Paying Agent or the Calculation Agent and to appoint additional or other Paying Agents or other Calculation Agent provided that it will at all times maintain (aa) a Paying Agent having a specified office in London for so long as the Capital Securities are admitted to the Official List of the UK Listing Authority and the rules of the UK Listing Authority so require and (bb) a Paying Agent in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26 – 27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; and (cc) an Agent Bank. Notice of any such termination or appointment and of any change in the specified offices of the Paying Agents will be given to the Holders in accordance with Condition 16.

If the Calculation Agent is unable or unwilling to act as such or if it fails to make a determination or calculation or otherwise fails to perform its duties under these Conditions or the Calculation Agency Agreement, the Issuer shall appoint, on terms acceptable to the Trustee, an independent investment bank acceptable to the Trustee to act as such in its place. All calculations and determinations made by the Calculation Agent shall (save in the case of manifest error or error proven to the satisfaction of the Trustee) be final and binding on the Issuer, the Trustee, the Agents, the Holders and the Couponholders.

(b)	Payments subject to Fiscal Laws

Without prejudice to the terms of Condition 10, all payments made in accordance with these Conditions shall be made subject to any fiscal or other laws and regulations applicable in the place of payment. No commissions or expenses shall be charged to the Holders in respect of such payments.

(c)	Payments on Payment Business Days

A Capital Security or a Coupon may only be presented for payment on a day which is a Business Day. No further interest or other payment will be made as a consequence of the day on which the relevant Capital Securities or Coupon may be presented for payment under this paragraph falling after the due date.

9.	Defaults; Limitation of Remedies

Notwithstanding any of the provisions below in this Condition 9, the right to institute winding-up proceedings is limited to circumstances where payment has become due. Pursuant to Condition 2(c), no principal or coupon payments will be due from the Issuer on the relevant payment date if the Solvency Condition relating to the Issuer is not satisfied at the time of and immediately after any such payment, and no payments will be due from the Guarantor under the Guarantee if the Solvency Condition relating to the Guarantor is not satisfied at the time of and immediately after any such payment.

(a)

If a Capital Securities Default occurs and is continuing, the Trustee may, notwithstanding the provisions of paragraph (b) of this Condition 9, institute proceedings for the winding-up in England and Wales (but not elsewhere) of the Issuer (if the Capital Securities Default relates to the Issuer) and/or the Guarantor (if the Capital Securities Default relates to the Guarantor).

(b)

The Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer or the Guarantor (as the case may be) as it may think fit to enforce any term or condition binding on the

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Issuer or the Guarantor (as the case may be) under the Trust Deed, the Capital Securities or the Coupons (other than for a failure to pay which constitutes a Capital Securities Default and other than for the payment of any other amount under or in respect of the Capital Securities or the Trust Deed, including any damages awarded for breach of any obligation of the Issuer or the Guarantor) if the Issuer and/or the Guarantor is in default of such term and fails to remedy such default within 14 days after notice of the same shall have been given to the Issuer and/or Guarantor (as the case may be) by the Trustee, provided that the Issuer and the Guarantor (as the case may be) shall not, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it.

(c)

The Trustee shall not be bound to take any of the actions referred to in paragraph (a) or (b) above against the Issuer and/or the Guarantor (as the case may be) to enforce the terms of the Trust Deed, the Capital Securities or the Coupons unless (i) it shall have been so requested by an Extraordinary Resolution (as defined in the Trust Deed) of the Holders or in writing by the Holders of at least one-quarter in principal amount of the Capital Securities then outstanding and (ii) it shall have been indemnified to its satisfaction.

(d)

No Holder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor (as the case may be) or to institute proceedings for the winding-up in England and Wales of the Issuer or the Guarantor (as the case may be) unless the Trustee, having become so bound to proceed, fails to do so within a reasonable period and such failure is continuing, in which case the Holder or Couponholder shall have only such rights against the Issuer or the Guarantor (as the case may be) as those which the Trustee is entitled to exercise. No remedy against the Issuer or the Guarantor (as the case may be) shall be available to the Trustee or any Holder or Couponholder (i) for the recovery of amounts owing under or in respect of the Capital Securities or the Coupons or the Trust Deed other than the institution of proceedings for the winding-up in England and Wales of the Issuer or the Guarantor (as the case may be) and/or proving in such winding-up and (ii) for the breach of any other term under the Trust Deed, the Capital Securities or the Coupons, other than as provided in paragraph (b) above.

10.	Additional Amounts

All payments by or on behalf of the Issuer or the Guarantor of principal and interest in respect of the Capital Securities and Coupons will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the United Kingdom, or any political subdivision of, or any authority of, or in, the United Kingdom having power to tax, unless the withholding or deduction is required by law. In such event, the Issuer, or, as the case may be, the Guarantor, will pay such additional amounts as shall be necessary in order that the net amounts received by the Holders or Couponholders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Capital Securities or Coupons, as the case may be, in the absence of the withholding or deduction (“Additional Amounts”), except that no such Additional Amounts shall be payable in relation to any Capital Securities or Coupon:

(i)

presented for payment by, or on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Capital Securities or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Capital Securities or Coupon; or

(ii)

presented for payment by, or on behalf of, a Holder who would be able to avoid such withholding or deduction by satisfying any requirement to provide such evidence as is required by statute or making a declaration or any other statement or claim, including, but not limited to, a declaration of non residence, but fails to do so; or

(iii)

presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day; or

(iv)

where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26 – 27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

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(v)

presented for payment by, or on behalf of, a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Capital Security or Coupon to another Paying Agent in a Member State of the European Union.

Whenever, in these Conditions or the Trust Deed, reference is made to “principal” that term shall (unless the context otherwise requires) include the relevant amount payable in redemption of the Capital Securities, to “interest” that term shall (unless the context otherwise requires) include any Deferred Interest, and in any such case any Additional Amounts payable in respect thereof.

If the Issuer or the Guarantor becomes resident for tax purposes in any jurisdiction other than the United Kingdom, references in these Conditions to the United Kingdom shall be construed as references to the United Kingdom and/or such other jurisdiction.

11.	Amendments

Except as provided herein, any amendment or variation to these Terms and Conditions will require the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice).

12.	Prescription

Capital Securities and Coupons (which, for this purpose, shall not include Talons) will become void unless presented for payment within a period of 10 years in the case of Capital Securities and five years in the case of Coupons from the Relevant Date relating thereto. There shall be no prescription period for Talons but there shall not be included in any Coupon sheet issued in exchange for a Talon any Coupon the claim in respect of which would be void pursuant to this Condition or Condition 8(a)(ii), or any Talon which would be void pursuant to Condition 8(a)(ii).

13.	Meetings of Holders, Modification, Waiver and Substitution

The Trust Deed contains provisions for convening meetings of Holders to consider any matter affecting their interests, including the modification by Extraordinary Resolution (as defined in the Trust Deed) of any of these Conditions or any of the provisions of the Trust Deed.

The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Capital Securities for the time being outstanding, or at any adjourned such meeting one or more persons being or representing Holders whatever the principal amount of the Capital Securities so held or represented, except that at any meeting the business of which includes the modification of certain of these Terms and Conditions and the Trust Deed (including, inter alia, the provisions regarding subordination referred to in Conditions 2 and 3, the terms concerning currency and the due dates for payment of principal or Coupon Payments in respect of the Capital Securities and reducing or cancelling the principal amount of any Capital Securities or reducing the Coupon Rate) the quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than 25 per cent., in principal amount of the Capital Securities for the time being outstanding.

An Extraordinary Resolution passed at any meeting of Holders will be binding on all Holders, whether or not they are present at the meeting, and on all Couponholders.

Notwithstanding any other provision of these Conditions, the Trustee may agree, without the consent of the Holders or Couponholders, to any modification (subject to certain exceptions) of, or to any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Holders or to any modification which is of a formal, minor or technical nature or to correct a manifest error or to comply with the mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated.

Subject to the Issuer giving at least one month’s prior written notice to, and receiving no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice), the Trustee may agree with the Issuer and the Guarantor, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Holders or the Couponholders:

(i)	to the substitution of the Guarantor in place of the Issuer as principal debtor under the Trust Deed, the Capital Securities and the Coupons; or

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(ii)

subject to the Capital Securities and the Coupons remaining unconditionally and irrevocably guaranteed on a subordinated basis by the Guarantor, to the substitution of a subsidiary (as defined in Section 736 of the Companies Act 1985) of the Issuer in place of the Issuer as principal debtor under the Trust Deed, the Capital Securities and the Coupons; or

(iii)

to the substitution of (a) a successor in business (as defined in the Trust Deed) to the Guarantor or (b) a subsidiary (as defined in Section 736 of the Companies Act 1985) of the Guarantor acceptable to the Trustee as guarantor of the Capital Securities, in each case in place of the Guarantor, any such substitution as aforesaid being subject to the Trustee being satisfied that the interests of the Holders will not be materially prejudiced thereby and compliance with the terms of the Trust Deed. In the case of such a substitution the Trustee may agree, without the consent of the Holders or Couponholders, to a change of the law governing the Capital Securities, the Coupons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Holders.

An independent investment bank appointed by the Issuer and approved by the Trustee will determine what amendments (if any) to these Conditions, the Trust Deed and any other document are appropriate or necessary to replicate the Alternative Coupon Satisfaction Mechanism.

In connection with any proposed substitution as aforesaid and in connection with the exercise of its functions, the Trustee shall have regard to the interests of the Holders as a class and the Trustee shall not have regard to the consequences of such substitution for individual Holders or Couponholders resulting from, in particular, their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory.

In connection with any substitution or exercise as aforesaid, no Holder or Couponholder shall be entitled to claim, whether from the Issuer, the Substituted Issuer (as defined in the Trust Deed), the Substituted Guarantor (as defined in the Trust Deed), the Trustee or any other person, any indemnification or payment in respect of any tax consequence of, or relating to, any such substitution or exercise (including, for the avoidance of doubt, any tax consequences arising from such substitution or exercise relating to subsequent payments made in respect of the Capital Securities) upon any individual Holder or Couponholder except to the extent already provided in Condition 10 and/or any undertaking given in addition thereto or in substitution therefor pursuant to the Trust Deed.

Any such modification, waiver, authorisation or substitution shall be binding on all Holders and all Couponholders and, unless the Trustee agrees otherwise, any such modification or substitution shall be notified to the Holders in accordance with Condition 16 as soon as practicable thereafter.

14.	Replacement of the Capital Securities, Coupons and Talons

Should any Capital Securities, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying Agent (or any other place of which notice shall have been given in accordance with Condition 16) upon payment by the claimant of the expenses incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Capital Securities, Coupons or Talons must be surrendered before any replacement Capital Securities, Coupons or Talons will be issued.

15.	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer, the Guarantor or any subsidiary of the Issuer without accounting for any profit resulting therefrom. The Trustee is entitled under the Trust Deed to rely on reports and certificates addressed and/or delivered to it by the Auditors whether or not the same are addressed to the Trustee and whether or not they are subject to any limitation on the liability of the Auditors, whether by reference to a monetary cap or otherwise. No liability shall attach to the Trustee if, as a result of any Market Disruption Event or any other event outside the control of the Trustee or its agent, the Trustee or its agent is unable to comply with any of the provisions of these Terms and Conditions.

16.	Notices

Notices to Holders will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of

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such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Holders in accordance with this Condition.

17.	Further Issues

The Issuer shall be at liberty from time to time, without the consent of the Holders or the Couponholders, to create and issue further capital securities ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further capital securities) and so that the same shall be consolidated and form a single series with the outstanding Capital Securities. Any such Capital Securities shall be constituted by a deed supplemental to the Trust Deed.

18.	Agents

The Issuer and the Guarantor will procure that there shall at all times be a Principal Paying Agent so long as any of the Capital Securities is outstanding. If the Principal Paying Agent is unable or unwilling to act as such or if it fails to make a determination or calculation or otherwise fails to perform its duties under these Conditions or the Agency Agreement, as appropriate, the Issuer and the Guarantor shall appoint, on terms acceptable to the Trustee, a leading international bank acceptable to the Trustee, to act as such in its place. Neither the termination of the appointment of the Principal Paying Agent nor the resignation of the Principal Paying Agent will be effective without a successor having been appointed.

All calculations and determinations made by the Calculation Agent or the Principal Paying Agent in relation to the Capital Securities shall (save in the case of manifest error) be final and binding on the Issuer, the Guarantor, the Trustee, the Paying Agents, the Holders and the Couponholders.

None of the Issuer, the Guarantor, the Trustee and the Paying Agents shall have any responsibility to any person for any errors or omissions in any calculation by the Calculation Agent.

19.	Governing Law

The Trust Deed, the Capital Securities, the Coupons and the Talons are governed by, and shall be construed in accordance with, the laws of England.

20.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Capital Securities by virtue of the Contracts (Rights of Third Parties) Act 1999.

21.	Definitions

In these Terms and Conditions:

“Additional Amounts” has the meaning set forth in Condition 10.

“Agency Agreement” means the agency agreement dated 12 May 2006 between the Issuer, the Guarantor, the Trustee, the Paying Agent and the Agent Bank, relating to the Capital Securities under which each Paying Agent and the Agent Bank agree to perform the duties required of it under these Conditions.

“Agent Bank” means the agent bank appointed pursuant to the Agency Agreement.

“Alternative Coupon Satisfaction Mechanism” means the mechanism described in Condition 6.

“Assets” means the unconsolidated gross assets of the Issuer or the Guarantor, as the case may be, as shown in the latest published audited balance sheet of the Issuer or the Guarantor, but adjusted for subsequent events in such manner as the directors of the Issuer or the Guarantor (as the case may be), or the liquidator of the Issuer or the Guarantor (as the case may be) may determine.

“Benchmark Gilt” means in relation to any determination of the Make-Whole Redemption Amount, such United Kingdom government security having a maturity date on or about the next Reset Date as the Principal Paying Agent, with the advice of the Reference Market Makers, may determine to be appropriate.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for general business in London.

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“Calculation Agency Agreement” means the calculation agency agreement to be entered into between the Issuer, the Guarantor, the Trustee and the Calculation Agent relating to the Capital Securities under which the Calculation Agent agrees to perform the duties required of it under these Conditions.

“Calculation Agent” means an independent investment bank, merchant bank, commercial bank or stockbroker appointed by the Issuer and approved by the Trustee which agrees to act as calculation agent in relation to the Capital Securities, or its successor or successors for the time being appointed under the Calculation Agency Agreement.

A “Capital Disqualification Event” shall be deemed to have occurred if there is any change in any applicable law or regulation (or in the official interpretation or application thereof including as to whether there has been any such change) as a result of which, for the purposes of the Capital Regulations at that time, no amount raised by the issuance of the Capital Securities can continue to qualify (save where such non-qualification is due only to any applicable limitation on the amount of such capital) for inclusion in the regulatory capital of the Issuer or the Group. The Issuer must give at least one month’s prior written notice to, and receive no objection from, the FSA (or such shorter period of notice as the FSA may accept and so long as there is a requirement to give such notice) to the Issuer’s determination that a Capital Disqualification Event has occurred.

“Capital Regulations” means the rules and regulations of the FSA or any successor regulatory body that require a Regulatory Capital Requirement to be met for the Guarantor and for the Issuer as the parent company in an insurance group including, without limitation, pursuant to Directives 98/78/EC, 2002/83/EC and 2002/87/EC of the European Union (the “Directives”) or any legislation, rules or regulations (whether having the force of law or otherwise) in any state within the European Economic Area (which includes the European Union together with Norway, Liechtenstein and Iceland) implementing the Directives.

A “Capital Securities Default” with respect to the Capital Securities shall occur if the Issuer or the Guarantor (i) on a Redemption Date fails to pay the principal amount of the Capital Securities or any accrued but unpaid interest or (other than as a result of a Market Disruption Event) any Deferred Interest and where in any such case such failure continues for 14 days or (ii) on any Coupon Payment Date (x) that is a Mandatory Coupon Payment Date or (y) that is an Optional Coupon Payment Date but where the Issuer shall not have deferred pursuant to Condition 4(a), fails to pay the Coupon Payment on such Coupon Payment Date and where such failure continues for 14 days.

“Coupon” means an interest coupon relating to the Capital Securities and includes, where the context so permits, a Talon.

“Coupon Amount” means, in respect of a Coupon, the amount of interest payable on the presentation and surrender of such Coupon for the relevant Coupon Period in accordance with Condition 5 and includes Floating Coupon Amounts.

“Coupon Determination Date” means, in relation to each Reset Date, the first Business Day of the relevant Coupon Period.

“Coupon Payment” means with respect to a Coupon Payment Date the aggregate Coupon Amounts for the Coupon Period ending on such Coupon Payment Date.

“Coupon Payment Date” means (i) in respect of the period from the Issue Date to (and including) the First Reset Date, 12 May in each year, starting on 12 May 2007 save in respect of the Coupon Period commencing 12 May 2016 (which shall be from and including 12 May 2016 to but excluding the First Reset Date) in respect of which Coupon Period the Coupon Payment Date will be 12 July 2017 and (ii) after the First Reset Date, 12 January, 12 April, 12 July and 12 October in each year, starting on 12 October 2017, provided that if any Coupon Payment Date after the First Reset Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day, unless it would thereby fall in the next calendar month, in which event it shall be brought forward to the immediately preceding Business Day.

“Coupon Rate” means the Fixed Coupon Rate and/or the Floating Coupon Rate, as the case may be.

“Couponholder” means the bearer of any Coupon.

“Coupon Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the first Coupon Payment Date and each successive period beginning on (and including) a Coupon Payment Date and ending on (but excluding) the next succeeding Coupon Payment Date.

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“Deferred Interest” has the meaning given to it in Condition 4(b).

“Definitive Suspension” has the meaning given in Condition 7(f).

“Eligible Company” means a company incorporated in a country which is a member of the Organisation for Economic Co-operation and Development whose ordinary shares are listed (i) on the official list of the FSA in its capacity as competent authority under the FSMA and are admitted to trading on the London Stock Exchange’s EEA Regulation Market or (ii) on such other internationally recognised stock exchange as the Trustee may approve.

“Exchange Securities” means undated cumulative subordinated securities of the Issuer exchanged pursuant to Conditions 7(c) or 7(d) and having the same material terms as the Capital Securities and which are no less favourable to an investor than the current terms of the Capital Securities, and any such Exchange Securities will without limitation:

(i)

be a perpetual capital security issued by the Issuer (with a guarantee from the Guarantor given on the same material terms as the Guarantee) or a perpetual capital security issued by the Guarantor, in each such case with cumulative interest payments;

(ii)	rank pari passu with any other undated cumulative subordinated securities issued by the Issuer or Guarantor (as the case may be);
(iii)	following conversion be redeemable upon any Tax Event or Regulatory Event, modified as necessary to be applicable to a class of undated cumulative subordinated securities;
(iv)

not be subject to the Alternative Coupon Satisfaction Mechanism. Any Deferred Interest and accrued interest thereon outstanding at the time of conversion will be carried over and become outstanding deferred cumulative interest payments for the purposes of the undated cumulative subordinated securities; and

(v)	be listed on a Recognised Stock Exchange.

“First Reset Date” means 12 July 2017.

“Fixed Coupon Rate” has the meaning given to it in Condition 5(c).

“Fixed Rate Coupon Period” means the period from (and including) the Issue Date to (but excluding) the First Reset Date.

“Floating Coupon Amounts” has the meaning given to it in Condition 5(e).

“Floating Coupon Rate” has the meaning given to it in Condition 5(d).

“FSA” means the Financial Services Authority or any successor regulatory body or other governmental authority in the U.K.

“FSMA” means the Financial Services and Markets Act 2000.

“Gross Redemption Yield” means, with respect to a security, the gross redemption yield on such security, as calculated by the Principal Paying Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 4, Section One: Price/Yield Formulae “Conventional Gilts; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi Coupon Date” (published 8 June 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to four decimal places).

“Group” means the Issuer, the Guarantor and their respective Subsidiaries.

“Holder” means the bearer of any Capital Security.

“Holding Company Shares” means the ordinary shares of the New Holding Company.

“Issue Date” means 12 May 2006, being the date of initial issue of the Capital Securities.

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“Junior Securities” means ordinary shares or any other securities which rank, as regards distributions on a return of assets on a winding-up of the Issuer or the Guarantor or in respect of distributions or payments of dividends or any other payments thereon by the Issuer or the Guarantor, after the Capital Securities or, as applicable, the Guarantee.

“Liabilities” means the unconsolidated gross liabilities of the Issuer or the Guarantor, as the case may be, as shown in the latest published audited balance sheet of the Issuer or the Guarantor, but adjusted for contingent liabilities and for subsequent events in such manner as the directors of the Issuer or the Guarantor (as the case may be), or the liquidator of the Issuer or the Guarantor (as the case may be) may determine.

“London Stock Exchange” means London Stock Exchange plc.

“Make-Whole Redemption Amount” with respect to each Capital Security (which is intended solely to compensate Holders for any reinvestment loss from interest rate risk, and costs of reinvestment as a result of the early redemption of the Capital Securities), will be equal to the sum of:

(a)

the price, expressed as a percentage (rounded to four decimal places, 0.00005 being rounded upwards), of the principal amount of the Capital Securities, at which the Gross Redemption Yield on the Capital Securities on the Reference Date (assuming for this purpose that the principal amount of the Capital Securities was payable on the First Reset Date) is equal to the Gross Redemption Yield (determined by reference to the middle market price) at 3:00 p.m. (London time) on the Reference Date of the Benchmark Gilt plus 0.75 per cent.;

(b)	if the Redemption Date is on or within five business days following a Coupon Payment Date, the Coupon Amount payable thereon on that Coupon Payment Date, to the extent unpaid; and
(c)	any Additional Amounts.

“Make-Whole Redemption Price” means, with respect to each Capital Security, the greater of the Make- Whole Redemption Amount and the par redemption price.

“Mandatory Coupon Payment Date” means any Coupon Payment Date with respect to which:

(i)	a Capital Disqualification Event has occurred and is continuing; and
(ii)	the Issuer and the Guarantor are in compliance with their respective Regulatory Capital Requirements.

“Margin” means 2.51 per cent. per annum.

“Market Disruption Event” means (i) the occurrence or existence of any material suspension of, or limitation imposed on trading or on settlement procedures for, transactions in Ordinary Shares through the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for its Ordinary Shares); or (ii) in the reasonable opinion of the Issuer there has been a substantial deterioration in the price and/or value of Ordinary Shares, or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the Ordinary Shares to be issued in accordance with the Alternative Coupon Satisfaction Mechanism; or (iii) where monies are required to be converted from one currency upon issue of Ordinary Shares into another currency for payment of Deferred Interest, the occurrence of any event that makes it impracticable to effect such conversion.

“New Holding Company” means an Eligible Company that becomes the ultimate holding company for the Group following a Permitted Restructuring.

“Optional Coupon Payment Date” means any Coupon Payment Date which is not a Mandatory Coupon Payment Date.

“Ordinary Shares” means ordinary shares of the Issuer having at the date hereof a par value of 27.5 pence each.

“par redemption price”, with respect to each Capital Security, means an amount equal to the sum of its denomination of £50,000 plus, if the Redemption Date is on or within five Business Days following a Coupon Payment Date, the coupon payable thereon with respect to that Coupon Payment Date, to the extent unpaid, and any Additional Amounts.

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“Parity Securities” means preference shares or other securities which in each case rank pari passu with the Capital Securities, or (as applicable) the Guarantee, as to rights to coupons or dividend payments and participation in the assets of the Issuer in the event of liquidation.

“Paying Agents” means the paying agents appointed pursuant to the Agency Agreement and such term shall, unless the context otherwise requires, include the Principal Paying Agent.

“Permitted Restructuring” means the completion of (i) an offer made by or on behalf of an Eligible Company to all (or as nearly as may be practicable to all) of the shareholders of the Issuer (or, if the Issuer is not then the Ultimate Owner, to the shareholders of the then Ultimate Owner) to acquire the whole (or as nearly as may be practicable to the whole) of the issued ordinary share capital of the Issuer (or, if the Issuer is not then the Ultimate Owner, the then Ultimate Owner’s issued ordinary share capital) other than those ordinary shares already held by or on behalf of such Eligible Company or (ii) a reorganisation or restructuring, whether by way of a scheme of arrangement or otherwise, pursuant to which an Eligible Company acquires all (or as nearly as may be practicable to all) of the issued ordinary share capital of the Issuer (or, if the Issuer is not then the Ultimate Owner, the then Ultimate Owner’s issued share capital) not held by the New Holding Company.

“Permitted Restructuring Arrangement” means an arrangement whereby the following conditions are satisfied: (i) the execution of a trust deed supplemental to the Trust Deed and/or such other documentation as may be necessary to ensure, to the satisfaction of the Trustee, that the Alternative Coupon Satisfaction Mechanism, the Trust Deed and certain other agreements operate so that the Ordinary Shares may be exchanged for Holding Company Shares in such a manner that ensures that upon issue or sale of such Holding Company Shares the Holder of each Capital Security then outstanding will receive, in the event of a payment to be satisfied pursuant to the Alternative Coupon Satisfaction Mechanism, an amount not less than that which would have been receivable had such a Permitted Restructuring not taken place; and (ii) the Trustee is satisfied that the credit ratings that would be assigned to the Capital Securities by Standard & Poor’s Rating Services, a division of The McGraw- Hill Companies, Inc. and by Moody’s Investors Service, Inc. following any such Permitted Restructuring, shall not be less than those assigned to the Capital Securities immediately prior to such Permitted Restructuring taking place.

“Principal Paying Agent” means the principal paying agent appointed pursuant to the Agency Agreement.

“Priority Preference Securities” means any securities in the capital of the Guarantor or any other claims treated as a notional class of preference shares in the capital of the Guarantor (whether or not any such securities, claims or shares are at the relevant time in issue and in any event not being securities, claims or shares held by Senior Creditors of the Guarantor) which together constitute or are deemed to constitute a liquidation preference equal to the aggregate principal amount of (i) the Capital Securities and (ii) any other obligation of the Issuer ranking pari passu with the Capital Securities and which benefits from a guarantee or contractual support undertaking given by the Guarantor ranking pari passu with the Guarantee;

“Recognised Stock Exchange” means a recognised stock exchange as defined in Section 841 of the Income and Corporation Taxes Act 1988, as the same may be amended from time to time and any provisions, statute or statutory instrument replacing the same from time to time.

“Redemption Date” means the date fixed for redemption of the Capital Securities, or any of them, pursuant to Condition 7.

“Reference Banks” means four major banks in the interbank market in London selected by the Agent Bank.

“Reference Date” means the third Business Day prior to the Redemption Date.

“Reference Market Makers” means three brokers of gilts and/or gilt edged market makers selected by the Principal Paying Agent in consultation with the Issuer and the Guarantor.

“Regulatory Capital Requirement” means the applicable regulatory capital or capital ratios required to be maintained for insurance companies and parent companies in insurance groups generally by the FSA or any successor regulatory body.

A “Regulatory Event” is deemed to have occurred if either (i) the Capital Securities would not be capable of counting as cover for the minimum or notional margin of solvency or minimum capital or capital ratios required of the Issuer; or (ii) if the Issuer or the Group is required under Regulatory Capital Requirements to have

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Tier 1 Capital, the Capital Securities would no longer be eligible to qualify (save where such non-qualification is due only to any applicable limitation on the amount of such capital) for inclusion in the Tier 1 Capital of the Issuer or the Group on an individual and/or consolidated basis.

“Relevant Date” in respect of a payment means the date on which such payment first becomes due, except that if the full amount of the moneys payable has not been duly received by the Principal Paying Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Holders in accordance with Condition 16.

“Reset Date” means the First Reset Date and each Coupon Payment Date thereafter.

“Senior Creditors” means:

(i)	in respect of the Issuer
(a)	any creditors who are unsubordinated creditors with claims admitted in the event of winding-up of the Issuer;
(b)

any creditors having claims in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of unsubordinated creditors of the Issuer, but not further or otherwise;

(c)

any creditor who is a holder of capital securities of the Issuer other than the Capital Securities (which on the Issue Date include the Issuer’s outstanding 8.5 per cent. Cumulative Step-up Perpetual Subordinated Notes) as guaranteed by the Issuer except those that rank, or are expressed to rank, pari passu with or junior to the Capital Securities; and

(d)

all other creditors having claims, including other such creditors holding subordinated debt securities, except those that rank, or are expressed to rank, equally with (including holders of Parity Securities of the Issuer) or junior to (including holders of Junior Securities of the Issuer) the claims of any Holder.

(ii)	in respect of the Guarantor:
(a)

any policyholders (and, for the avoidance of doubt, the claims of Senior Creditors who are policyholders shall include all amounts to which they would be entitled under applicable legislation or rules relating to the winding-up of insurance companies to reflect any right to receive or expectation of receiving benefits which policyholders may have);

(b)	any other creditors who are unsubordinated creditors with claims admitted in the event of the winding-up of the Guarantor;
(c)

any creditors having claims in respect of liabilities that are, or are expressed to be, subordinated,whether only in the event of a winding-up or otherwise, to the claims of unsubordinated creditors of the Guarantor, but not further or otherwise;

(d)

any creditor who is a holder of capital securities of the Guarantor or guaranteed by the Guarantor other than the Capital Securities except capital securities or guarantees that rank, or are expressed to rank, pari passu with or junior to the guarantee; and

(e)

all other creditors having claims, including other such creditors holding subordinated debt securities, except those that rank, or are expressed to rank, equally with (including holders of Parity Securities) or junior to (including holders of Junior Securities) the claims of any Holder.

“Solvency Condition” has the meaning set forth in Condition 2(c).

“Subordinated Preference Shares” means a class of preference shares which rank or would rank immediately below Priority Preference Securities whether or not any Priority Preference Securities are at the relevant time in issue;

“Subsidiary” means a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

“Talon” means a talon for future coupons.

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“Tax Event” means an event where the Issuer and/or the Guarantor determines that (i) in making any Coupon Payments on the Capital Securities or under the Guarantee (as the case may be), it has paid, or will or would on the next Coupon Payment Date be required to pay, otherwise than as a result of a Change in Law (as defined in (iv) below), Additional Amounts in accordance with Condition 10 and such requirement or circumstance cannot be avoided by the Issuer or the Guarantor (as the case may be) taking reasonable measures available to it; (ii) as a result of a Change in Law any of the events mentioned in (i) above shall occur and such requirement or circumstance can not be avoided by the Issuer or the Guarantor (as the case may be) taking reasonable measures available to it; (iii) Coupon Payments, in respect of any Capital Securities, will or would, otherwise than as a result of a Change in Law, be treated as “distributions” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced), or would be treated in such a way under any other provision of that Act or any Finance Act (as amended, re-enacted or replaced) that the Issuer would not obtain full or substantially full relief in respect of those amounts payable for the purposes of United Kingdom corporation tax or (iv) as a result of a Change in Law (which for the purposes of the definition of Tax Event means a change in, or amendment to, or the official announcement of a change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the United Kingdom is a party), or any change in the application of or official interpretation of those laws or regulations (or the official announcement of any such change), which change or amendment becomes, or would become, effective on or after the Issue Date) there is a substantial risk that Coupon Payments, in respect of any Capital Securities, will or would be treated as “distributions” with the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced) or there is a substantial risk that the Issuer will not obtain full or substantially full relief for the purposes of United Kingdom corporation tax for any Coupon Payments in respect of the Capital Securities or where the Issuer may be unable to claim or surrender losses as group relief, and such requirement or circumstance cannot be avoided by the Issuer taking reasonable measures available to it.

“Tier 1 Capital” and “Upper Tier 2 Capital” have the respective meanings given to such terms (i) in the Integrated Prudential Source Book published by the FSA, as amended, supplemented or replaced from time to time or (ii) in any successor Capital Regulations.

“Trust Deed” means the trust deed dated 12 May 2006 between the Issuer, the Guarantor and the Trustee.

“Trustee” means Citicorp Trustee Company Limited.

“Ultimate Owner” means, at any given time, the ultimate holding company of the Group.

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Form of Coupon

On the front:

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

£375,000,000 6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities

Guaranteed on a subordinated basis by ROYAL & SUN ALLIANCE INSURANCE PLC

Coupon for the amount due on [•].

Coupon due on [•] 20[•]/[•] in accordance with the Conditions

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders).

If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

By:

 Authorised Signatory

Cp No.	Denomination	ISIN	Series	Certif. No.
	£50,000	XS0254219735

On the back:

PRINCIPAL PAYING AGENT

CITIBANK, N.A.

Citigroup Centre

Canada Square

Canary Wharf E14 5LB

PAYING AGENT

DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIÉTÉ ANONYME

69, route d’Esch

L-2953 Luxembourg

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Form of Talon

On the front:

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

£375,000,000 6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities

Guaranteed on a subordinated basis by ROYAL & SUN ALLIANCE INSURANCE PLC

After all the Coupons appertaining to the Note to which this Talon is attached have matured further Coupons appertaining to the Note will be issued at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon, subject to the Conditions endorsed on the Note to which this Talon appertains.

If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

By:

 Authorised Signatory

Talon No.	Denomination	ISIN	Series	Certif. No.
1	£50,000	XS0254219735

On the back:

PRINCIPAL PAYING AGENT

CITIBANK, N.A.

Citigroup Centre

Canada Square

Canary Wharf E14 5LB

PAYING AGENT

DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIÉTÉ ANONYME

69, route d’Esch

L-2953 Luxembourg

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Schedule 2

Part 1

Form of Temporary Global Note

ISIN: XS0254219735

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

(Incorporated with limited liability in England and Wales)

£375,000,000

6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities guaranteed on a subordinated basis by

ROYAL & SUN ALLIANCE INSURANCE PLC

(Incorporated with limited liability in England and Wales)

This is to certify that the bearer is entitled to the sum of

THREE HUNDRED AND SEVENTY-FIVE MILLION POUNDS (£375,000,000)

on such date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the “Conditions”) of the Notes designated above (the “Notes”) set out in Schedule 1 to the trust deed dated 12 May 2006 (the “Trust Deed”) between Royal & Sun Alliance Insurance Group plc (the “Issuer”), Royal & Sun Alliance Insurance plc as Guarantor and Citicorp Trustee Company Limited as trustee upon presentation and surrender of this Temporary Global Note and to interest on such principal sum at the rates and on the dates determined in accordance with the Conditions and such other amounts as may be payable under the Conditions, all subject to and in accordance with the Conditions.

On or after 21 June 2006 (the “Exchange Date”) this Temporary Global Note may be exchanged in whole [or part] (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying Agent for interests in a permanent Global Note (the “Global Note”) in bearer form in an aggregate principal amount equal to the principal amount of this Temporary Global Note submitted for exchange with respect to which there shall be presented to the Principal Paying Agent a certificate dated no earlier than the Exchange Date from Euroclear Bank S.A./N.V. , as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) substantially to the following effect:

“CERTIFICATE

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

£375,000,000

6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities

Common Code 025421973 ISIN XS0254219735 (the “Notes”)

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our “Member Organisations”) substantially to the effect set out in the temporary global Note in respect of the Notes, as of the date hereof, £[•],000,000 principal amount of the Notes (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (2) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States

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financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (3) above (whether or not also described in clause (1) or (2)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of such temporary global Note excepted in such certificates and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System] or [CLEARSTREAM BANKING, SOCIÉTÉ ANONYME]

By:	Dated:

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this Temporary Global Note may require the exchange of an appropriate part of this Temporary Global Note for an equivalent interest in the Global Note by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Exchange Date in substantially the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg):

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“CERTIFICATE

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

£375,000,000

6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities

Common Code 025421973 ISIN XS0254219735 (the “Notes”)

To:	Euroclear Bank S.A./N.V., as operator of the Euroclear System or Clearstream Luxembourg, société anonyme

This is to certify that as of the date hereof, and except as set out below, the Notes held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to [               ] principal amount of such interest in the Notes in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the Global Note (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceeding.

Dated:

By:

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[Name of person giving certificate]

As, or as agent for the beneficial owner(s) of the above Notes to which this certificate relates.”

Upon any exchange of a part of this Temporary Global Note for an equivalent interest in the Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

The Global Note will be exchangeable in accordance with its terms for definitive Notes (the “Definitive Notes”) in bearer form with Coupons attached and one Talon for further Coupons.

This Temporary Global Note is subject to the Conditions and the Trust Deed and until the whole of this Temporary Global Note shall have been exchanged for equivalent interests in the Global Note its holder shall be entitled to the same benefits as if he were the holder of the Global Note for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this Temporary Global Note for the relevant interest in the Global Note shall be improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this Temporary Global Note.

This Temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Temporary Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Temporary Global Note to be signed manually or in facsimile on its behalf.

Dated 12 May 2006

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC
By:

Authorised Signatory

This Temporary Global Note is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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Schedule of Exchanges for Interests in the Global Note

The following exchanges of an interest in this Temporary Global Note for an interest in the Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Temporary Global Note	Principal amount of this Temporary Global Note following such decrease	Notation made by or on behalf of the Principal Paying Agent

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Schedule 2

Part 2

Form of permanent Global Note

ISIN: XS0254219735

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

(Incorporated with limited liability in England and Wales)

£375,000,000

6.701 per cent. Perpetual Guaranteed Subordinated Capital Securities guaranteed on a subordinated basis by

ROYAL & SUN ALLIANCE INSURANCE PLC

(Incorporated with limited liability in England and Wales)

This is to certify that the bearer is entitled to the sum of

THREE HUNDRED AND SEVENTY-FIVE MILLION POUNDS (£375,000,000)

on such date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the “Conditions”) of the Notes designated above (the “Notes”) set out in Schedule 1 to the trust deed dated 12 May 2006 (the “Trust Deed”) between Royal & Sun Alliance Insurance Group plc (the “Issuer”), Royal & Sun Alliance Insurance plc as Guarantor and Citicorp Trustee Company Limited as trustee (the “Trustee”) upon presentation and surrender of this Global Note and to interest on such principal sum at the rates and on the dates determined in accordance with the Conditions and such other amounts as may be payable under the Conditions, all subject to and in accordance with the Conditions.

The aggregate principal amount from time to time of this Global Note shall be that amount not exceeding £375,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying Agent upon exchange of the whole or a part of the Temporary Global Note initially representing the Notes for a corresponding interest herein or upon the redemption or purchase and cancellation of Notes represented hereby or exchanged for Definitive Notes as described below.

This Global Note is exchangeable in whole but not in part (free of charge to the holder) for the Definitive Notes described below (1) if this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Trustee, or (2) if the Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in Condition 9 which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Directors of the Issuer is delivered to the Trustee, by the Issuer giving notice to the Principal Paying Agent, the Trustee and the Noteholders, of its intention to exchange this Global Note for Definitive Notes on or after the Exchange Date specified in the notice.

On or after the Exchange Date the holder of this Global Note may surrender this Global Note to or to the order of the Principal Paying Agent. In exchange for this Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Notes having attached to them all Coupons in respect of interest which has not already been paid on this Global Note and one Talon for further Coupons.

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“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and except in the case of exchange pursuant to (1) above in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below) are located.

Except as otherwise described herein, this Global Note is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Notes, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the date of this Global Note.

The Conditions shall be modified with respect to Notes represented by this Global Note by the following provisions:

Payments

Payments of principal and interest in respect of the Notes represented by this Global Note will be made against presentation for endorsement and, if no further payment falls to be made in respect of such Notes, surrender of this Global Note to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to this Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of such Notes.

Notices

So long as the Notes are represented by this Global Note or this Global Note is held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System for communication by them to entitled accountholders in substitution for publication as required by the Conditions.

Prescription

Claims against the Issuer in respect of principal and interest on the Notes while the Notes are represented by this Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 20 of the Notes).

Meetings

For the purposes of any meeting of Noteholders, the holder hereof shall be treated as having one vote in respect of each £1,000 principal amount of Notes.

Purchase and Cancellation

Cancellation of any Note required by the Conditions to be cancelled following its purchase will be effected by reduction in the principal amount of this Global Note.

Trustee’s Powers

In considering the interests of holders of Notes while this Global Note representing such Notes is held on behalf of a clearing system the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its

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accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.

Redemption at the option of the Issuer

The option of the Issuer provided for in Condition 7 of the Notes shall be exercised by the Issuer giving notice to the relevant clearing system for communication by it to entitled accountholders (subject to the provisions of paragraph headed “Notices” above) within the time limits set out in and containing the information required by that Condition.

This Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Global Note is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Note to be signed manually or in facsimile on its behalf.

Dated 12 May 2006

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC
By:

Authorised Signatory

This Global Note is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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Schedule A

Principal Amount of this Global Note

The aggregate principal amount of this Global Note is as shown by the latest entry made by or on behalf of the Principal Paying Agent in the fourth column below. Increases in the principal amount of this Global Note following exchanges of a part of the Temporary Global Note for interests in this Global Note and reductions in the principal amount of this Global Note following redemption or the purchase and cancellation of Notes are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Global Note[1]	Amount of such change	Initial principal amount and principal amount of this Global Note following such change	Notation made by or on behalf of the Principal Paying Agent (other than in respect of the initial principal amount)

12 May 2006	Not applicable	Not applicable	£ zero	Not applicable

1	State whether increase/reduction following (1) exchange of part of Temporary Global Note (2) redemption of Notes or (3) purchase and cancellation of Notes.

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Schedule B

Interest Payments in respect of this Global Note

The following payments of interest in respect of this Global Note and the Notes represented by this Global Note have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Paying Agent

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Schedule 3

Provisions for Meetings of Noteholders

Interpretation

1	In this Schedule:
1.1	references to a meeting are to a meeting of Noteholders and include, unless the context otherwise requires, any adjournment
1.2	“agent” means a holder of a voting certificate or a proxy for a Noteholder
1.3	“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14
1.4	“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast
1.5	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and
1.6

references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Notes for the time being outstanding.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:
2.1

to sanction any proposal by the Issuer, the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer or the Guarantor, whether or not those rights arise under this Trust Deed, the Notes or the Coupons

2.2	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, notes or other obligations or securities of the Issuer, the Guarantor or any other entity
2.3	to assent to any modification of this Trust Deed, the Notes or the Coupons proposed by the Issuer, the Guarantor or the Trustee
2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution
2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution
2.6

to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution

2.7	to approve a proposed new Trustee and to remove a Trustee
2.8	to approve the substitution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor or guarantor under this Trust Deed and
2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes or the Coupons

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provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8 or for the purpose of making a modification to this Trust Deed, the Notes or the Coupons which would have the effect of:

(i)	modifying the maturity of the Notes or the dates on which interest is payable on them or the circumstances in which interest may be deferred or
(ii)

reducing or cancelling the principal amount of, any premium payable on redemption of, or interest on, or varying the method of calculating the rate of interest or reducing the minimum rate of interest on, the Notes or

(iii)	changing the currency of payment of the Notes or
(iv)	modifying the provisions of Conditions 2 or 3
(v)	modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution or
(vi)	modifying or cancelling the Guarantee or
(vii)	amending this proviso.

Convening a meeting

3

The Issuer, the Guarantor or the Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in principal amount of the Notes for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

4

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5

If a holder of a Note (whether in definitive form or represented by a Global Note) wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or arrange for it to be held to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6	A voting certificate shall:
6.1	be a document in the English language
6.2	be dated
6.3	specify the meeting concerned and the serial numbers of the Notes deposited and
6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes.

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7	Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:
7.1	the meeting has been concluded or
7.2	the voting certificate has been surrendered to the Paying Agent.
8

If a holder of a Note (whether in definitive form or represented by a Global Note) wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or arrange for it to be held to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.

9	A block voting instruction shall:
9.1	be a document in the English language
9.2	be dated
9.3	specify the meeting concerned
9.4	list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it
9.5	certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and
9.6	appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list.

A proxy need not be a Noteholder.

10	Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:
10.1	it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and
10.2

the directions to which it gives effect may not be revoked or altered during the period commencing 48 hours before the time fixed for the meeting and ending with the termination or adjournment for more than five days of the meeting.

11

If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.

12	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment.

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13

A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14	No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

15

The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

16	The chairman may, but need not, be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

17	The following may attend and speak at a meeting:
17.1	Noteholders and agents
17.2	the chairman
17.3	the Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers
17.4	any other person authorised by the Trustee.

No-one else may attend or speak.

Quorum and Adjournment

18

No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved or, at the discretion of the chairman, further adjourned as provided above.

19	One or more Noteholders or agents present in person shall be a quorum:
19.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent
19.2	in any other case, only if they represent the proportion of the Notes shown by the table below.

Column 1	Column 2	Column 3

Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion

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Column 1	Column 2	Column 3

To pass a special quorum resolution	two thirds	25 per cent.
To pass any other Extraordinary Resolution	A clear majority	No minimum proportion
Any other purpose	10 per cent.	No minimum proportion
20

The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

21

At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

22

Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Guarantor, the Trustee or one or more persons representing at least 2 per cent. of the Notes.

23

Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

24

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.
26

On a show of hands every person who is present in person and who produces a Note or a voting certificate or is a proxy has one vote. On a poll every such person has one vote for each £1,000 principal amount of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

27	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

28

An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an

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Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

29

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

30

Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

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This deed is delivered on the date stated at the beginning.

EXECUTED AS A DEED by

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

in the presence of:

EXECUTED AS A DEED by

ROYAL & SUN ALLIANCE INSURANCE PLC

in the presence of:

EXECUTED AS A DEED by

CITICORP TRUSTEE COMPANY LIMITED

in the presence of:

Director	Director

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